                                                                     EXHIBIT 1.1

              STOCK PURCHASE AGREEMENT AND PLAN OF REORGANIZATION

                                     AMONG

                              OCCUSYSTEMS, INC.,

                              OCCUCENTERS, INC.,

                                      AND

           ARDITH GRANDBOUCHE, ARTHUR CANARIO, M.D., THOMAS CANARIO,
                      RICHARD MACHEN, AND JEFFREY KOSSAK,

                       BEING ALL OF THE SHAREHOLDERS OF
               PRIZM ENVIRONMENTAL AND OCCUPATIONAL HEALTH, INC.

                               TABLE OF CONTENTS
                                                                          Page
                                                                          ----
Recitals..................................................................  1
ARTICLE 1 - Definitions...................................................  2
ARTICLE 2 - Purchase of Assets............................................  5
ARTICLE 3 - The Closing and the Effective Time............................  8
ARTICLE 4 - Representations and Warranties................................  8
ARTICLE 5 - Pre-Closing Covenants......................................... 20
ARTICLE 6 - Conditions Precedent to Closing............................... 22
ARTICLE 7 - Indemnification............................................... 26
ARTICLE 8 - Post-Closing Covenants........................................ 29
ARTICLE 9 - Termination................................................... 34
ARTICLE 10 - Miscellaneous................................................ 35

                                   EXHIBITS
                                   --------
Exhibit A               Escrow Agreement
Exhibit B               Landlord's Agreement
Exhibit C               Employment Agreements
Exhibit D               Registration Agreement
Exhibit E               Sellers' Legal Opinion Matters
Exhibit F               Buyer's Legal Opinion Matters

                                   SCHEDULES
                                   ---------
Schedule 1              Sellers' Interests in the Corporation
Schedule 2              Clinic Names and Locations
Schedule 3              Real Property Ownership and Leases
Schedule 1.1(a)         List of Tangible Personal Property
Schedule 1.1(d)         Contracts and Purchase Orders
Schedule 2 .2(d)        Assumed Loans
Schedule 4.1(d)         Title to Shares
Schedule 4.1(f)         Financial Statements
Schedule 4.1(g)         Liabilities of the Corporation
Schedule 4.1(j)         Real Property Leases
Schedule 4.1(l)         Bank Accounts
Schedule 4.1(m)         Tax Returns and Audits
Schedule 4.1(n)         Litigation and Proceedings
Schedule 4.1(o)         Compensation and Benefits of Employees
Schedule 4.1(p)         Compliance With Law and Instruments
Schedule 4.1(q)         Required Consents and Notices
Schedule 4.1(r)         Permits and Licenses
Schedule 4.1(u)         Employee Benefit Plans
Schedule 4.1(x)         Real Property
Schedule 6.1(n)         Physicians and Employees to Sign Agreements
Schedule 6.2(i)         Assumed Loans to Be Paid at Closing
Schedule 8.7(b)         Buyer's and Buyer's Affiliates' Current Facility
                          Locations

              STOCK PURCHASE AGREEMENT AND PLAN OF REORGANIZATION

   This Stock Purchase Agreement and Plan of Reorganization (the "Agreement") is made and entered into as of the 24th day of October, 1996, by and among OccuSystems, Inc., a Delaware corporation ("OccuSystems"), OccuCenters, Inc., a Nevada corporation ("Buyer"), and Ardith Grandbouche, Arthur Canario, M.D., Thomas Canario, Richard Machen, and Jeffrey Kossak (collectively, "Sellers" and, individually, a "Seller").

                                  WITNESSETH:

   WHEREAS, Sellers own all of the issued and outstanding capital stock of Prizm Environmental and Occupational Health, Inc., a New Jersey corporation (the "Corporation"); and

   WHEREAS, Arthur Canario, M.D., and The Chase Manhattan Bank ("Chase Manhattan") own certain warrants to purchase shares of the capital stock of the Corporation (the "Prizm Warrants"), and (a) prior to or simultaneously with the closing of the transactions contemplated by this Agreement, Arthur Canario, M.D., will exercise his Prizm Warrants, and (b) simultaneously with the closing of the transactions contemplated by this Agreement, Chase Manhattan will surrender its Prizm Warrants pursuant to a Warrant Surrender Agreement more fully described herein; and

   WHEREAS, each Seller owns (including, with respect to Arthur Canario,
M.D., the shares to be issued upon the exercise of his Prizm Warrants") the number of shares of capital stock in the corporation (such shares owned by the Sellers being hereinafter referred to collectively as the "Shares"), as set forth in SCHEDULE 1 attached hereto; and
         ----------

   WHEREAS, the Corporation is engaged in the business of providing occupational/industrial related medical services and independent medical evaluations at the respective locations (the "Real Property") listed in SCHEDULE
                                                                        --------
2 attached hereto; and
-

   WHEREAS, the Corporation leases the Real Property from the lessors
(the "Landlords") pursuant to the lease agreements (the "Real Property Leases") between the respective Landlords and the Corporation identified in SCHEDULE 3
                                                                   ----------
attached hereto; and

   WHEREAS, Buyer desires to purchase, and Sellers desire to sell, all of the Shares in exchange for the issuance to Sellers of shares of the common stock, par value $.01 per share ("OccuSystems Stock"), of OccuSystems (a public corporation whose stock is currently traded on the Nasdaq National Market System), which is Buyer's parent company, on the terms and subject to the conditions set forth in this Agreement; and

   WHEREAS, this Agreement contemplates that the transactions set forth in this Agreement are intended to constitute a reorganization pursuant to
Section 368 of the Internal Revenue Code of 1986, as amended.

   NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, OccuSystems, Buyer, and Sellers agree as follows:



                                   ARTICLE 1
                                  ----------

                                  DEFINITIONS
                                  -----------

   1.1 "ASSETS" means all of the assets of the Corporation used or
        ------
useful in or relating to the operations of the Clinics, including, without limitation, all of the Personal Property, Real Property Leases, Names, General Intangibles, Accounts Receivable, Goodwill, and Transferred Cash (and excluding only the Excluded Assets, as defined in Section 1.18)), which are defined as follows:

       (a) "PERSONAL PROPERTY" means all of the tangible personal property
            -----------------
owned by the Corporation, including, without limitation, all office furniture, fixtures, leasehold improvements, supplies, prepaids, deposits, Inventory, Equipment, vehicles, Books and Records, medical instruments, materials, and consumables, together with any and all warranties thereon (to the extent same are assignable), including without limitation those described on SCHEDULE 1.1(a)
                                                                 ---------------
hereto.

       (b) "REAL PROPERTY LEASES" shall have the meaning set forth on
            --------------------
the first page of this Agreement.

       (c) "NAMES" means all of the Corporation's right, title, and interest
            -----
in and to the Clinic names set forth in SCHEDULE 2 attached hereto, the
                                        ----------
Corporation name, and any derivative or variation thereof.

       (d) "GENERAL INTANGIBLES" means all of the Corporation's right, title,
            -------------------
and interest in and to any and all general intangibles and other intangible assets related to, or connected with, the business of the Clinics, including, without limitation, all of the Contracts and Purchase Orders described on
SCHEDULE 1.1(d) hereto, all computer software (including computer software
---------------
licenses and any proprietary billing and management information system developed or under development by the Corporation) and all permits and licenses (to the extent the same are transferable under applicable Laws).

       (e) "ACCOUNTS RECEIVABLE" means all of the Corporation's right, title,
            -------------------
and interest in and to any and all accounts receivable, trade receivables, notes receivable, and other receivables arising out of, related to, or connected with the business of the Clinics.

       (f) "GOODWILL" means the Purchase Price less the fair market value of
            --------
the other Assets.

       (g) "TRANSFERRED CASH" means all of the Corporation's cash on hand as of
            ----------------
the Closing Date.

   1.2 "ASSUMED LIABILITIES" AND "ASSUMED LOANS" shall have the meanings set
        -------------------
forth in Section 2.2.

   1.3 "BALANCE SHEET" AND "BALANCE SHEET DATE" shall have the meanings set
        --------------------------------------
forth in Section 4.1(f).

   1.4 "BOOKS AND RECORDS" means (i) the minute books containing the minutes of
        -----------------
all meetings and written consents of the shareholders and directors (and all committees thereof), shareholder register, stock certificate book, and corporate seal of the Corporation and (ii) the books and records of the Corporation relating to the Assets or to the development or business of the Clinics, including, without limitation, all accounting records, medical records, files, invoices, customer lists. and supply lists.

   1.5 "CLAIM" means a claim pursuant to Article 7 that a party is entitled, or
        -----
may become entitled, to indemnification under this Agreement.

   1.6 "CLINICS" means the businesses of the Corporation conducted at the Real
        -------
Property.

   1.7 "CLOSING" means the closing of the transactions contemplated by this
        -------
Agreement.

   1.8 "CLOSING DATE" shall have the meaning set forth in Section 3.1.
        ------------

   1.9 "CONTRACT" means a contract, commitment, lease, note, mortgage, or other
        --------
agreement or instrument, but not including the Real Property Leases or the Purchase Orders.

   1.10 "EFFECTIVE TIME" means 12:01 a.m., on the Closing Date.
         --------------

   1.11 "EMPLOYEE BENEFIT LIABILITY" means any liability or obligation of the
         --------------------------
Corporation (a) that is an accrued but unpaid monetary obligation to make a contribution under any Employee Benefit Plan, (other than any amount payable or other consideration that is due to any employee or physician as an incentive or inducement to enter into a Physician Services Agreement or employment agreement with Buyer pursuant to Section 6.1(n) hereof); (b) for accrued vacation pay or accrued sick pay; (c) for accrued employee wages payable in the ordinary course of business and payroll taxes with respect thereto; (d) that is due and owing to independent contractors (including physician specialists); or (e) for other employee fringe benefits, including without limitation insurance programs (including COBRA obligations), expense reimbursement obligations, continuing education stipends, and automobile allowances.

   1.12 "EMPLOYEE BENEFIT PLANS" shall have the meaning set forth in Section
         ----------------------
4.1(u).

   1.13 "EMPLOYMENT AGREEMENTS" means the agreements substantially in the form
         ---------------------
of the respective Employment Agreements attached hereto as EXHIBIT C.
                                                           ---------

   1.14 "ENCUMBRANCE" means any security interest, lien, claim, condition,
         -----------
restriction, or other encumbrance.

   1.15 "EQUIPMENT" means the machinery, equipment, tools, molds, spare parts,
         ---------
furniture, vehicles, and other items of tangible personal property of any kind (other than Inventory) which are used in the business or operations of the Clinics.

   1.16 "ESCROW AGENT" means the Escrow Agent named in the Escrow Agreement.
         ------------

   1.17 "ESCROW AGREEMENT" means the form of Escrow Agreement attached hereto
         ----------------
as EXHIBIT A.
   ---------

   1.18 "EXCLUDED ASSETS" means the personal effects of the Sellers, as
         ---------------
reasonably agreed to between Buyer and Sellers.

   1.19 "EXCLUDED LIABILITIES" shall have the meaning set forth in Section 2.3.
         --------------------

   1.20 "INDEMNIFIED PARTY" shall have the meaning set forth in Section 7.3.
         -----------------

   1.21 "INDEMNIFYING PARTY" shall have the meaning set forth in Section 7.3.
         ------------------

   1.22 "INVENTORY" means medical and office supplies, including but not
         ---------
limited to drugs, bandages, and office materials.

   1.23 "LANDLORDS" shall have the meaning set forth on the first page of this
         ---------
Agreement.

   1.24 "LANDLORD'S AGREEMENT" means the form of Landlord's Agreement attached
         --------------------
hereto as EXHIBIT B.
          ---------

   1.25 "LAW" means any law, ordinance, code, rule, or regulation of any
         ---
governmental unit or administrative or regulatory agency.

   1.26 "LENDER" means any current holder of any Assumed Loan.
         ------

   1.27 "LOSS" means any loss, damage, or expense (including, without
         ----
limitation, diminution in value, lost profits, attorneys' fees, and costs of investigation and litigation).

   1.28 "OBJECTION PERIOD" shall have the meaning set forth in Section 7.3.
         ----------------

   1.29 "OCCUSYSTEMS STOCK" shall have the meaning set forth on the first page
         -----------------
of this Agreement.

   1.30 "PURCHASE ORDER" means any order, contract, commitment, or agreement
         --------------
for the purchase of supplies, equipment, services, or other items used in the business or operations of the Clinics.

   1.31 "REAL PROPERTY" shall have the meaning set forth on the first page of
         -------------
this Agreement.

   1.32 "REGISTRATION AGREEMENT" means the form of Registration Agreement
         ----------------------
attached hereto as EXHIBIT D.
                   ---------

   1.33 "RESOLUTION PERIOD" shall have the meaning set forth in Section 7.4.
         -----------------

   1.34 "SELLERS' AFFILIATES" means (a) any relative of any Seller or entity
         -------------------
that is controlled by, or a majority of the equity interests of which are owned by, a Seller or any relatives of a Seller, or for which a Seller or any relative of a Seller serves as an officer or a member of the board of directors or other governing body, or (b) any entity which controls, is controlled by, or is under common control with any entity described in clause (a) of this Section 1.34. As used in this Section 1.34, a "relative" of a person is any parent, child, spouse or sibling of a person, or any parent, child, or sibling of a person's spouse.

   1.35 "THIRD-PARTY SUIT" means a suit or proceeding by a third party with
         ----------------
respect to which a Claim is made.

   1.36 "TRADE ACCOUNTS PAYABLE" means recurring trade obligations (a) that
         ----------------------
arise from the acquisition of merchandise, materials, supplies, and services used in the provision of goods and services at the Clinics, (b) which are directly related to the continuing operations of the Clinics, including, without limitation, drug screens and medical supplies, and (c) except to the extent described in Section 5.5 of this Agreement, legal fees due to Blumenthal & Blumenthal or Crummy, Del Deo, Dolan, Griffinger & Vecchione. Trade Accounts Payable shall be limited to amounts due third parties for goods and services and shall not include any indebtedness or any Employee Benefit Liabilities, accrued but unpaid interest (including interest on the Assumed Loans, which interest shall be paid by the Corporation through the Effective Time), or real estate taxes.

                                   ARTICLE 2
                                  ----------

                              PURCHASE OF SHARES
                              ------------------

   2.1  PURCHASE PRICE; PAYMENT. Subject to the terms and conditions set forth
        -----------------------
in this Agreement, each Seller agrees to sell, convey, transfer, and deliver the Shares owned by such Seller to Buyer, and Buyer agrees to purchase and accept the Shares from Sellers, at the Closing on the Closing Date. In full consideration for the sale, conveyance, transfer, and delivery to Buyer of the Shares at the Closing, Buyer shall cause OccuSystems to issue, and OccuSystems agrees to issue to Sellers, certificates representing an aggregate of Six Hundred Twenty-Five Thousand (625,000) shares of OccuSystems Stock, subject to adjustment pursuant to the provisions of Section 8.6. The OccuSystems Stock to be issued shall be allocated among the Sellers in accordance with their respective percentage ownership interests in the Corporation, as reflected in SCHEDULE 1 attached hereto, and OccuSystems shall cause separate
             ----------
stock certificates to be issued to each of the Sellers representing the number of shares of OccuSystems Stock to which they are entitled, rounded to the nearest whole share of OccuSystems Stock; provided, however, that a total of
                                          -----------------
Sixty-Eight Thousand Nine Hundred Sixty-One (68,961) shares of the OccuSystems Stock issued as aforesaid shall, in lieu of being distributed to Sellers at the Closing, be deposited with the Escrow Agent pursuant to the Escrow Agreement, Fifty Thousand (50,000) of which shall be allocated among the Sellers in accordance with their respective percentage ownership interests in the Corporation, as reflected in SCHEDULE 1 attached hereto, to be held and released
                             ----------
by the Escrow Agent pursuant to the Escrow Agreement, and the remainder of which shall be held by the Escrow Agent, evidenced by two or more share certificates, for sale (as and when permitted by this Agreement) and distribution of proceeds to Chase Manhattan, as set forth in the Escrow Agreement, in accordance with the Warrant Surrender Agreement referred to in Section 6.1(h) hereof.

   2.2 ASSUMED LIABILITIES. The parties hereby acknowledge that the
       -------------------
transactions contemplated by this Agreement are based on the assumption that, at Closing, the liabilities and obligations of the Corporation shall consist only of the following:

       (a) All of the Corporation's executory obligations under the Real Property Leases, Contracts, and Purchase Orders that are included in the Assets;

       (b) All liabilities incurred by the Corporation in good faith and in the ordinary course of the business after the Effective Time;

       (c) All Trade Accounts Payable outstanding in the ordinary course of business at the Effective Time;

       (d) All non-past due payment obligations and other executory obligations as of the Effective Time under the loans and other obligations described in
SCHEDULE 2.2(d) (the "Assumed Loans");
---------------

       (e) All Employee Benefit Liabilities; and

       (f) All liability for non-delinquent taxes imposed on and payable by the Corporation relating to periods prior to the Effective Time, including, without limitation, withholding and payroll taxes, state or federal gross receipts or income tax, real estate and personal property taxes, and any sales tax, transfer tax, or other similar tax or governmental charge associated with or arising from the sale or transfer of the Shares to Buyer pursuant to this Agreement.

The foregoing liabilities of the Corporation are hereinafter collectively referred to as the "Assumed Liabilities."

   2.3 DEFINITION OF EXCLUDED LIABILITIES. Pursuant to Section 4.1(g), Sellers
       ----------------------------------
have represented and warranted that the Corporation is not subject to any of the following liabilities (together with the liabilities described in Section 4.1(g), collectively, the "Excluded

Liabilities"), none of which Excluded Liabilities, as between Buyer and Sellers, are hereby assumed by Buyer, and as to all of which Excluded Liabilities, Sellers indemnify Buyer as set forth in Section 7.2 of this Agreement:

       (a) Any liability for any delinquent taxes imposed on or payable by the Corporation relating to periods prior to the Effective Time, including, without limitation, all withholding and payroll taxes, any state or federal gross receipts or income tax, real estate, and personal property taxes;

       (b) Any liability under any litigation or administrative proceeding, including, without limitation, workers' compensation claims, EEOC claims, age discrimination or sexual harassment allegations, and other similar claims or allegations by employees or former employees of the Corporation based upon acts or events prior to the Effective Time;

       (c) Any liability for personal injury, medical malpractice, or property damage which relates to the Clinic business or operations of the Clinics and relates to the period prior to the Effective Time or any liability for personal injury, medical malpractice, or property damage which relates to any other business or other medical practice, if any, of the Corporation;

       (d) Any liability under products liability, strict liability, or implied warranty claims relating to services rendered or products sold by the Corporation prior to the Effective Time;

       (e) Any liability to any third party under any theory arising as a result of or related to services rendered by the Corporation or its employees or independent contractors (including, without limitation, taxes, penalties, and interest);

       (f) Any debt or obligation (other than the Assumed Loans, if applicable) owed by the Corporation to any Seller or any Sellers' Affiliate, including, without limitation, any accrued but unpaid management fees owing to any Seller or Sellers' Affiliate;

       (g) Any indebtedness for borrowed money (other than the Assumed Loans);

       (h) Any obligation or liability under or relating to any Employee Benefit Plan, except for the Employee Benefit Liability, and any amount payable or other consideration that is due to any employee or physician as an incentive or inducement to enter into a Physician Services Agreement or employment agreement with Buyer pursuant to Section 6.1(n) hereof;

       (i) Any Medicare, Medicaid, or CHAMPUS contract or any other possible governmental liabilities of the Corporation or any affiliate of the Corporation related thereto, it being the clear intent of the parties to this Agreement that any liability with regard to the foregoing is expressly rejected by Buyer and is expressly not assumed by Buyer; or

       (j) Except as otherwise expressly provided herein, any fees and expenses owed to Mille Capital Corporation or any other broker or finder, and the Sellers' or the Corporation's costs and expenses associated with this Agreement, as described in Section 5.5.

                                   ARTICLE 3
                                   ---------

                      THE CLOSING AND THE EFFECTIVE TIME
                      ----------------------------------

   3.1 THE CLOSING. The Closing referred to in Section 2.1 hereof (the
       -----------
"Closing") will take place at the offices of Crummy, Del Deo, Dolan, Griffinger & Vecchione, One Riverfront Plaza, Newark, New Jersey, at 2:00 p.m., local time, on November 1, 1996, or at such other place or at such other date and time as the parties hereto shall agree. Such time and date are referred to herein as the "Closing Date".

   3.2 EFFECTIVE TIME. The Closing shall be effective as of the Effective Time,
       --------------
and Buyer, Sellers, and Chase Manhattan agree to acknowledge and use said Effective Time for all purposes, including for accounting and federal and state tax reporting purposes.

   3.3 EFFECT OF DELAYS. Except as provided in Article 9, failure to consummate
       ----------------
the Closing on the date and time and at the place selected pursuant to this
Article 3 shall not result in any termination of this Agreement and shall not relieve any party to this Agreement of any obligation hereunder.

                                   ARTICLE 4
                                   ---------

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

   4.1 REPRESENTATIONS AND WARRANTIES BY SELLERS. As a material inducement for
       -----------------------------------------
Buyer and OccuSystems to enter into this Agreement and to consummate the transactions contemplated hereby, Sellers hereby jointly and severally make the following representations and warranties as of the date hereof and as of the Effective Time, each of which is relied upon by Buyer and OccuSystems regardless of any investigation made or information obtained by Buyer or OccuSystems (unless and to the extent specifically and expressly waived in writing by Buyer and OccuSystems on or before the Closing Date):

       (a) ORGANIZATION, STANDING, ETC. The Corporation is a duly and validly
           ---------------------------
organized and existing corporation in good standing under the laws of the State of New Jersey, with full power and authority to carry on its business as presently conducted. The Corporation does not have any direct or indirect interest of any kind in any other corporation, partnership, limited liability company, association, or business. The Corporation has never conducted any business or engaged in any activity outside of the state of its incorporation.

       (b) COMPLIANCE WITH INSTRUMENTS AND AGREEMENTS. The execution and
           ------------------------------------------
delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any breach or violation of any of the terms or provisions of, or constitute a default under, (i) the articles of incorporation or bylaws of the Corporation, (ii) any statute, order, rule, or regulation of any court or governmental agency or body having jurisdiction over the Corporation, or (iii) assuming that the required consents referred to in
SCHEDULE 4.1(q) attached
---------------
hereto are obtained at or prior to the Closing Date, any agreement, instrument, or commitment to which the Corporation is a party, by which it is bound, or to which any of its property is subject.

       (c) CAPITALIZATION AND INDEBTEDNESS FOR BORROWED MONEYS.
           ---------------------------------------------------

           (i) CAPITALIZATION AND DIVIDENDS. The Shares to be conveyed to Buyer
               ----------------------------
pursuant to this Agreement constitute all of the issued and outstanding equity interests in the Corporation. Sellers have delivered to Buyer true and complete copies of the articles of incorporation and bylaws of the Corporation. Since February 28, 1996, except for the exercise or surrender, as the case may be, of the Prizm Warrants, the Corporation has not (A) paid any dividend to any of its equity owners, (B) made any other distribution on or with respect to, or redeemed or otherwise acquired, any equity interest in the Corporation, or (C) made or permitted any change in the authorized, issued, or treasury shares of its equity securities.

           (ii) INDEBTEDNESS FOR BORROWED MONEYS. The Corporation does not have
                --------------------------------
any outstanding indebtedness for borrowed moneys except as reflected in the Balance Sheet included in SCHEDULE 4.1(f) pursuant to subsection (f) below. The
                          ---------------
Assumed Loans can be prepaid at any time without penalty or premium. True and complete copies of every instrument, agreement, and other document relating to any such indebtedness have been delivered to Buyer. Immediately following the Closing, the Corporation will not be indebted to or have any obligation to any Seller or Sellers' Affiliate.

           (iii)  OPTIONS OR RIGHTS. Other than the Prizm Warrants (and the
                  -----------------
claim by Jeffrey Kossak that he is entitled to warrants from the Corporation), there are no outstanding agreements, rights, subscriptions, options, warrants, convertible securities, commitments, arrangements, or understandings of any character under which the Corporation is or may be obligated to issue or purchase any interest in the Corporation or under which any Seller is or may be obligated to sell or transfer any Shares or other interest in the Corporation.

       (d) TITLE TO SHARES. Except as described on SCHEDULE 4.1(d), each seller
           ---------------                         ---------------
Seller has good and marketable title to all of the Shares set forth opposite such Seller's name on SCHEDULE 1, free and clear of all Encumbrances and
                      ----------
restrictions, legal or equitable, of every kind, except for restrictions on transfer imposed by federal or state securities laws. Each Seller has full and unrestricted legal right, power, and authority to sell, assign, and transfer the Shares without obtaining the consent or approval of any other person, entity, or governmental authority (other than the consents described in SCHEDULE 4.1(q)),
                                                             ---------------
and the delivery of the Shares to Buyer pursuant to this Agreement will transfer valid title thereto, free and clear of all Encumbrances, claims, and restrictions of every kind, except for restrictions on transferability imposed by federal and state securities laws. Each Seller hereby waives, as of the Closing Date, all rights that exist pursuant to all shareholder agreements and other contractual rights or charter document provisions relating to the transferability of their respective Shares, as and to the extent necessary to permit the consummation of the transactions provided for herein.

       (e) ASSETS OF THE CORPORATION. The Corporation has good and marketable
           -------------------------
title to all of the Assets (including leasehold interests as to such Assets that are leased), subject to no Encumbrance or other charge, other than (i) the interests of equipment lessors with respect to leased equipment, (ii) liens in favor of Lenders with respect to the Assumed Loans, (iii) liens for taxes not yet due, and (iv) liens created pursuant to the contracts listed on SCHEDULE 1.1(d). The assets owned or
                                            ---------------
leased by the Corporation constitute all of the assets currently in existence which are being used in connection with the business of the Clinics.

       (f) FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 4.1(f) are true,
           --------------------
correct, and complete copies of the following financial statements of the Corporation on an accrual basis (collectively, the "Financial Statements"):

           (i) an unaudited balance sheet (the "Balance Sheet") of the Corporation as of August 31, 1996 (the "Balance Sheet Date"), and the related consolidated statement of income for the eight (8) months then ended; and

           (ii) balance sheets of the Corporation and the related consolidated statements of income, cash flow, and changes in stockholders' equity for the fiscal years ended December 31, 1994, and December 31, 1995, including in each case the notes thereto.

The Financial Statements (i) are in accordance with the books and records of the Corporation, (ii) fairly present the financial condition and results of operations of the Corporation at the respective dates and for the periods therein specified, and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied (subject in the case of the Balance Sheet to normal recurring year-end adjustments, the effect of which will not, individually or in the aggregate, be materially adverse).

       (g) LIABILITIES OF THE CORPORATION. Except for the liabilities reflected
           ------------------------------
in the Balance Sheet, the Real Property Leases, the documents described in
SCHEDULE 1.1(d), and all other obligations incurred in the ordinary course of
---------------
business since the Balance Sheet Date, the Corporation does not have and is not subject to any liability of any nature, whether accrued, absolute, contingent, or otherwise, other than liabilities or obligations of the Corporation which are included in the Excluded Liabilities and are subject to indemnification by the Sellers pursuant to Section 7.2 of this Agreement. There are no facts in existence which might reasonably serve as the basis for any liability or obligation of the Corporation which is not fully disclosed in this Agreement and the Schedules hereto. Except as described in SCHEDULE 4.1(g), the Corporation is
                                             ---------------
and as of the Closing Date will be current in all payment obligations to which it is subject, except as otherwise agreed by Buyer.

       (h) NONCOMPETITION COVENANTS. Neither the Corporation, any Seller, nor
           ------------------------
any physician or other professional who provides services at any Clinic is subject to any noncompetition covenant or other similar agreement restricting the Corporation's, such Seller's, or such physician's or other professional's ability to engage in competitive businesses and, following the Closing, Buyer and its affiliates will not be subject to any such noncompetition covenant or restrictive agreement by virtue of Buyer's acquisition of the Shares.

       (i) ACCOUNTS RECEIVABLE. A true and complete list of all outstanding
           -------------------
Accounts Receivable of the Corporation as of the Balance Sheet Date has been delivered to

Buyer. All of the Accounts Receivable held by the Corporation are valid and enforceable claims for services rendered and/or goods supplied by the Company and are not subject to any defenses, offsets, claims, or counterclaims of any kind. Sellers do not know of any reason why such Accounts Receivable (net of contractual discounts and any reserve for uncollectible accounts reflected on the Balance Sheet) will not be collected on a timely basis consistent with past experience. The allowances for doubtful accounts and contractual adjustments reflected in the Balance Sheet are based upon historic collection activities of the Corporation and have been determined in accordance with generally accepted accounting principles. Sellers do not hereby warrant that all of the Accounts Receivable will be collected by Buyer or the Corporation.

       (j) REAL PROPERTY LEASES. Sellers have provided to Buyer true and
           --------------------
complete copies of the Real Property Leases. The Corporation has not assigned, subleased, or conveyed any interest in any Real Property Lease or the premises covered thereby. Each Real Property Lease has been duly and validly executed by the lessee and, except as set forth in SCHEDULE 4.1(j), is in full force and
                                       ---------------
effect and constitutes the valid and binding agreement of the parties thereto. Except as described on SCHEDULE 4.1(j) hereto, neither the Corporation nor (to
                       ---------------
the best of Sellers' knowledge) any other party is in default under any Real Property Lease and no event or condition has occurred or exists which, with the passage of time, the giving of notice or both, would cause either the Corporation or (to the best of Sellers' knowledge) any other party to any Real Property Lease to be in default thereunder.

       (k) MATERIAL CONTRACTS. Sellers have delivered to Buyer an accurate
           ------------------
list (attached hereto as SCHEDULE 1.1(d)) of all material Contracts, leases
                         ---------------
(other than the Real Property Leases), and instruments to which the Corporation is a party or by which it or any of its assets are bound as of the date hereof. For purposes hereof, the term "material Contracts" shall mean the following:
(i) all equipment leases where the aggregate rent required to be paid on or after the Effective Time under the terms of such lease is at least $5,000; (ii) all executory purchase agreements relating to the purchase of equipment, supplies, or other goods where the amount that is payable after the Effective Time is at least $5,000; (iii) all agreements with any Seller or any Sellers' Affiliate, and SCHEDULE 1.1(d) sets forth the relationship (if any) of any party
               ---------------
to any agreement, lease, or other document listed in SCHEDULE 1.1(d) with any
                                                     ---------------
Seller or Sellers' Affiliate; (iv) all agreements with any physician, physical therapist, or professional association or corporation; (v) all employment and consulting agreements, including all incentive compensation plans or commitments; (vi) all agreements with employers, health maintenance organizations, insurance companies, physician provider organizations, and other managed care entities, or other contracts whereunder the Corporation is committed to provide goods or services; (vii) all agreements with sales or marketing representatives; (viii) all documents and instruments relating to any indebtedness reflected on the Balance Sheet (except any such indebtedness that pursuant to the terms of this Agreement is not an Assumed Liability); (ix) all powers of attorney and agency agreements with third parties; and (x) all other agreements and commitments (A) in which the financial obligation of the Corporation as of the Effective Time is at least $5,000 or (B) which cannot be canceled by the Corporation, without cause and without premium or penalty, upon no more than thirty (30) days notice. Sellers have delivered to Buyer true and complete copies of the documents and instruments described in SCHEDULE 1.1(d).
                                                              ---------------

       (l) BANK ACCOUNTS. Set forth on SCHEDULE 4.1(l) attached hereto is an
           -------------               ---------------
accurate and complete list showing the name and address of each bank in which the Corporation has an account or safe deposit box, the number of any such account or safe deposit box, and the names of all persons and entities authorized to draw thereon or to have access thereto.

       (m) TAX RETURNS AND AUDITS. The Corporation has accurately prepared and filed all federal, state, and local income, property, and employment related tax returns and all information statements required to be filed prior to the date of this Agreement. True and complete copies of each of the most recent of any such material return or statement, and such other returns and statements requested by Buyer, have been provided to Buyer. Any federal, state, and local taxes required to be paid or withheld with respect to the periods covered by such returns and statements have been paid or withheld. The liabilities for unpaid taxes shown on the Balance Sheet are and will be sufficient to pay all taxes accrued through the Balance Sheet Date and not reported on and paid with returns filed by the Corporation prior to the Effective Time. No tax liability will be incurred by the Corporation as a result of the transactions contemplated by this Agreement. Except as described on SCHEDULE 4.1(m), the Corporation has not been delinquent
                       ---------------
in the payment of any tax, assessment, or governmental charge or in the filing of any tax return or information statement. Except as described on SCHEDULE
                                                                   --------
4.1(m), the Corporation has never had any tax deficiency proposed or assessed
------
against it or has executed any waiver of any statute of limitations on the assessment or collection of any tax. Except as described on SCHEDULE 4.1(m),
                                                            ---------------
neither the federal income tax returns, any employment related returns, nor the state income or franchise tax returns (if any) of the Corporation have ever been audited by any governmental authority.

       (n) LITIGATION AND PROCEEDINGS. Except as described in SCHEDULE 4.1(n)
           --------------------------                         ---------------
attached hereto, there are no outstanding legal claims, actions, suits, arbitrations, or other legal, administrative, or governmental proceedings pending or, to the knowledge of Sellers, threatened against the Corporation or any properties, assets, or business of the Corporation, or any person at any time employed, engaged, or otherwise associated by the Corporation with respect to the services provided or period of such employment, engagement, or association, and, to the knowledge of Sellers, no facts exist which have been or should be reported under any professional liability insurance policy covering the Corporation. The Corporation is not in default with respect to any judgment, order, or decree of any court, governmental agency, or instrumentality. SCHEDULE
                                                                        --------
4.1(n) contains a complete and accurate description of the status of any matter
------
covered thereby and the Corporation carries adequate insurance to cover the costs, expenses, and damages of each of the matters described therein that include allegations of medical malpractice. Except for normal collection efforts relating to accounts receivable, the Corporation is not engaged in any legal action to recover money due to or damages sustained by it.

       (o) COMPENSATION AND BENEFITS. Attached hereto as SCHEDULE 4.1(o) is
           -------------------------                     ---------------
an accurate and complete list setting forth the names, rates of compensation and employee benefits of, and certain other information regarding all current employees and consultants of the Corporation (including but not limited to vacation time and pay, severance pay, physician malpractice insurance programs, incentive compensation programs, sick time and pay, and group insurance and other benefit plans, policies, and arrangements), whether such benefits are provided pursuant to contract, policy, custom, or informal understanding. Sellers have delivered to Buyer true and complete copies of the Corporation's written employee policies and practices (including, without limitation, any employee handbook). The Corporation does not have any collective bargaining agreement with any labor union and is not currently negotiating with a labor union. No employee of the Corporation has ever petitioned for a representation election. Except as described on SCHEDULE 4.1(o), no person has ever filed with
                                 ---------------
any governmental authority any claim asserting sexual harassment, age or racial discrimination, or violation of OSHA by the Corporation or any officer, director, employee, or agent of the Corporation.

   (p) COMPLIANCE WITH LAW AND INSTRUMENTS. Except as described on
       -----------------------------------
SCHEDULE 4.1(P), the business and operations of the Corporation have been and
---------------
are being conducted in compliance with all applicable Laws, including but not limited to Laws relating to occupational safety, health care, zoning, or environmental matters. The Corporation is not now operating in violation of any Laws and has never received any notice from any governmental unit or administrative or regulatory agency claiming any violation of any Law, which violation has or could have a material adverse effect on the business or assets of Buyer or the Corporation. The Corporation has complied with all applicable federal and state securities Laws in connection with the sale or resale of all equity interests in the Corporation. The Clinics have never participated in the Medicare or Medicaid program. Any certificates of need required for the construction or operation of the Clinics were duly obtained, and such certificates of need, if any, will remain in full force and effect immediately after the consummation of the transactions provided for herein. Neither the U.S. Department of Health and Human Services nor any state agency has conducted or has given the Corporation any notice that it intends to conduct any audit or other review of the Corporation's participation in the Medicare or Medicaid programs, and no such audit or review would result in any material liability by the Corporation for any reimbursement, penalty, or interest with respect to payments received by the Corporation thereunder. Provided that Buyer or the Corporation, as the case may be, does not employ physicians, but, rather, all physicians providing services at the Corporation's facilities in the State of New Jersey are employed by a professional association, Sellers do not know of any reason why the Corporation will not or may not be able to continue its businesses, as presently conducted, after the Closing.

   (q) NO CONSENT REQUIRED. Except for the consents and notice requirements
       -------------------
described in SCHEDULE 4.1(q), the execution and delivery of this Agreement and
             ---------------
the consummation of the transactions provided herein will not require any governmental consent, review, or other process or the consent of any party to any lease (including the Real Property Leases), contract, agreement, or instrument to which the Corporation is a party or by which any of its assets is subject or may be bound.

   (r) PERMITS AND LICENSES. SCHEDULE 4.1(r) attached hereto lists all of
       --------------------  ---------------
the permits, licenses, approvals, and authorizations that the Corporation holds in connection with its business. Except as otherwise set forth in
SCHEDULE 4.1(p), no other permit, license, approval, or authorization of any
---------------
governmental unit or administrative or regulatory agency is necessary for the lawful conduct of the Corporation's businesses. Sellers have delivered to Buyer copies of all permits, licenses, approvals, and authorizations listed on
SCHEDULE 4.1(r), as well as copies of all
---------------
licenses and permits held by all licensed employees and independent contractors of the Corporation.

       (s) ABSENCE OF SPECIFIED CHANGES. Except for the transactions and
           ----------------------------
agreements provided for herein, since the Balance Sheet Date there has not been:
(i) any transaction by the Corporation except in the ordinary course of business; (ii) any capital expenditure by the Corporation exceeding $5,000;
(iii) any material adverse change in the working capital, financial condition, business, markets, properties, assets, results of operation, or prospects of any Clinic, other than changes generally applicable to the occupational medicine clinic business; (iv) any event which has materially affected or may materially and adversely affect the Corporation, including, without limitation, any material reduction in the Clinics' charge or fee schedule; (v) any material destruction, damage to, or loss of any material asset of the Corporation, whether or not covered by insurance; (vi) any indebtedness for borrowed money incurred or the creation or imposition of any mortgage, pledge, or other encumbrance on any asset of the Corporation, other than purchase money liens on newly acquired assets; (vii) any increase in salaries or benefits to employees or independent contractors of the Corporation, other than annual increases implemented in accordance with the past practices of the Corporation; (viii) any material amendment to any Real Property Lease or any material Contract listed in
SCHEDULE 1.1(d), other than in the ordinary course of business of the
---------------
Corporation and except as provided herein; (ix) any sale, transfer, or disposition of any equipment that is material to any Clinic, other than dispositions in the ordinary course of business where the equipment disposed of is replaced by equipment of at least equal value and utility; (x) any transaction with any Sellers' Affiliate; or (xi) any agreement by the Corporation to do any of the things described in this subsection (s).

       (t) INSURANCE POLICIES. Sellers have provided to Buyer complete and
           ------------------
accurate copies of all insurance policies or certificates of insurance under which the Corporation is insured, including the coverage limits and deductibles applicable thereto (the "Insurance Policies"). The Corporation's medical malpractice insurance coverage (including the "tail" insurance coverage obtained or to be obtained by Sellers at or prior to the Closing Date pursuant to Section 6.1(l)) and the medical malpractice coverage of each physician and other healthcare professional who provides services in connection with the Corporation's businesses has or will have coverage limits of at least $1,000,000 per occurrence and $3,000,000 in the aggregate. The Corporation is not in default with respect to any provision contained in any of the Insurance Policies and has not failed to give any notice or present any claim under any of such Insurance Policies in a due and timely fashion. The Insurance Policies provide coverage in such amounts and against such risks and losses as is customary for persons or companies engaged in the Corporation's business. Neither the Corporation nor any Seller has received any notification from any insurance carrier denying or disputing any claim made by the Corporation, denying or disputing the coverage for any claim, denying or disputing the amount of any claim, or regarding the possible cancellation of any policies.

       (u) RETIREMENT PLANS. Except for the employee benefit plans (the
           ----------------
"Employee Benefit Plans") described in SCHEDULE 4.1(u) attached hereto, the
                                       ---------------
Corporation does not maintain or participate in, and has never maintained or participated in, any pension, profit sharing, or other retirement plan, any multi-employer plan as defined in Section 400(a)(3) of the

Employee Retirement Income Security Act of 1974 ("ERISA"), or any other employee benefit, health, welfare, medical, disability, life insurance, stock, stock purchase, or stock option plan, program, agreement, arrangement, or policy of any kind. The written terms of the Employee Benefit Plans are, and each Employee Benefit Plan has been administered, in compliance with the requirements of ERISA and, where applicable, the Internal Revenue Code of 1986. Except to the extent otherwise expressly set forth herein, neither Buyer nor the Corporation will incur any obligation or liability under or relating to the Employee Benefit Plans as a result of the transactions contemplated by this Agreement, or otherwise.

       (v) NO BROKERS OR FINDERS. Except only for the fee due to Mille Capital
           ---------------------
Corporation which, subject to the provisions of Section 8.6, may be paid at or prior to the Closing from the funds of the Corporation, as a result of any act or failure to act by any Seller, Sellers' Affiliate, or the Corporation, no person or entity has, or as a result of the transactions contemplated hereby will have, any right, interest, or valid claim against or upon Buyer, OccuSystems, or the Corporation for any commission, fee, or other compensation as a broker, finder, or any similar capacity.

       (w) USE OF NAMES. The only names under which the Corporation has ever
           ------------
conducted business are the Names. The Corporation owns the entire right, title, and interest in and to each and every Name, together with all derivatives thereof, and no third party has ever notified the Corporation that the use of any Name is in violation of the rights of such third party.

       (x) THE REAL PROPERTY.
           -----------------

           (i) Except as described on SCHEDULE 4.1(x), the Corporation has never
                                      ---------------
received written notice of a violation of any applicable ordinance or other law, order, regulation, or requirement which could have a material adverse effect on Buyer or the Corporation, has received no written notice of any current violation of any applicable ordinance or other law, order, regulation, and has not received notice of any condemnation, lien, assessment, or the like, relating to any part of the Real Property or the operation thereof, and, to the best of Sellers' knowledge, there is not presently contemplated or proposed any condemnation or similar action or zoning action or proceeding with respect to the Real Property or the operation thereof;

           (ii) The Real Property and the Clinics are in compliance with all applicable zoning ordinances (including without limitation parking requirements) (excepting only any noncompliance that would not, individually or in the aggregate, have a material adverse effect on Buyer or the Corporation), and the consummation of the transactions contemplated herein will not result in a violation of any applicable zoning ordinance or the termination of any applicable zoning variance now existing;

           (iii) To Sellers' knowledge, the Real Property and all buildings, improvements, and fixtures thereon or therein, and all parts thereof and appurtenances thereto, including, without limitation, the plumbing, electrical, mechanical, heating, ventilation, and air conditioning systems, are in good operating condition and in a reasonable state of maintenance and repair, normal wear and tear excepted; and

           (iv) To Sellers' knowledge, each Clinic has adequate parking available to satisfy its current needs.

       (y) TANGIBLE ASSETS. The tangible Personal Property used in the
           ---------------
Clinics is adequate to fully equip and operate the Clinics at their present level of operation. Each material item of tangible Personal Property is in good operating condition, normal wear and tear excepted.

       (z) SUPPLIES. All of the Inventory carried on the Balance Sheet and
           --------
which is still held by the Corporation on the date hereof is of a quality and quantity usable in the ordinary course of business of the Corporation. Inventory is properly stated in the Balance Sheet.

       (aa) ENVIRONMENTAL MATTERS.
            ---------------------

           (i) The Corporation is and at all times has been in compliance with all Environmental Laws (as defined below), which compliance includes, without limitation, the possession by the Corporation of all permits and other governmental authorizations required under applicable Environmental Laws to operate its businesses as currently operated, and the Corporation is and at all times has been in compliance in all material respects with the terms and conditions thereof;

           (ii) No Hazardous Substances (as defined below) have been generated or stored on, at, or adjacent to the Real Property by the Corporation, except in compliance with applicable Environmental Laws;

           (iii) No Hazardous Substances have been disposed of or released on, from, or adjacent to the Real Property by the Corporation, except in compliance with applicable Environmental Laws;

           (iv) The Corporation has never received any written communication, whether from a governmental authority, citizen's group, employee, consultant, or otherwise, that alleges that any Clinic or the Real Property is not in full compliance with Environmental Laws, and there is no Environmental Claim (as defined below) pending or, to the best of Sellers' knowledge, threatened against the Corporation or any Landlord or other owner of the Real Property; and

           (v) To the best of Sellers' knowledge, the Real Property does not contain asbestos in any form.

   "Environmental Claim" means any claim, action, cause of action, investigation, or notice by any person or entity alleging potential liability (including without limitation potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on, or resulting from (A) the presence, or release on or from the Real Property or any Clinic, of Hazardous

Substances or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

   "Environmental Laws" means the federal, state, regional, county, or local environmental, health, or safety laws, regulations, ordinances, rules, and policies and common law in effect on the date hereof and the Closing Date relating to the use, refinement, handling, treatment, removal, storage, production, manufacture, transportation or disposal, emissions, discharges, releases, or threatened releases of Hazardous Substances, or otherwise relating to protection of human health or the environment (including without limitation ambient air, surface water, ground water, land surface, or subsurface strata), as the same may be amended or modified to the date hereof and the Closing Date.

   "Hazardous Substances" means any toxic or hazardous waste, pollutants, or substances, including, without, limitation medical wastes, asbestos containing materials or substances, any substance defined or listed as a "hazardous substance," "toxic substance," "toxic pollutant," or similarly identified substances or mixture, in or pursuant to any Environmental Law, and medical or infectious wastes.

       (bb) CORPORATE RECORDS. The minute books, stock certificate books, and
            -----------------
stock transfer ledgers of the Corporation are in Sellers' possession, are complete and accurate in all material respects, and reflect all those transactions and corporate acts which properly should have been set forth therein.

       (cc) INVESTMENT REPRESENTATIONS. Each Seller represents, warrants, and
            --------------------------
acknowledges that (i) such Seller is aware that the OccuSystems Stock to be issued to such Seller pursuant to this Agreement will be issued pursuant to applicable exemptions from registration under the federal Securities Act of 1933, as amended (the "1933 Act"), and applicable state securities laws, and the rules and regulations promulgated thereunder; (ii) such OccuSystems Stock has not been registered under the 1933 Act or any such state securities laws; (iii) such Seller has such knowledge, sophistication, and experience in financial and business matters as to be capable of evaluating the merits and risks of receiving the OccuSystems Stock pursuant to this Agreement; (iv) such Seller is an "accredited investor" as that term is defined in Regulation D under the 1933 Act; and (v) such Seller is acquiring the OccuSystems Stock pursuant to this Agreement for his or her own account, not for the account of others, and not with a view to the resale or distribution of such OccuSystems Stock, except for sales made by such Seller pursuant to an effective registration statement or applicable exemption under the 1933 Act and any applicable state securities laws. Each Seller acknowledges and agrees that, notwithstanding the provisions of the Registration Agreement, pursuant to which OccuSystems will agree to register the OccuSystems Stock issued to such Seller pursuant hereto under the 1933 Act and certain state securities laws, no assurance has been given that such registration can be effected or, if declared effective, that there will not be times when such registration will not be available for sales of such OccuSystems Stock by such Seller, whether due to developments or information relating to the business of OccuSystems or due to circumstances beyond the control of OccuSystems.

       (dd) OWNERSHIP OF OCCUSYSTEMS SECURITIES. No Seller or the Corporation
            -----------------------------------

owns beneficially or of record any shares of OccuSystems Stock or other securities of OccuSystems.

       (ee) FULL DISCLOSURE. None of the representations, warranties, or
            ---------------
disclosures made to Buyer or OccuSystems by any Seller herein, or in any exhibit, schedule, list, certificate, or memorandum furnished or to be furnished to Buyer or OccuSystems by the Corporation or any Seller in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit any material fact, the omission of which would tend to make the statements made herein or therein misleading in any material respect.

   4.2  REPRESENTATIONS AND WARRANTIES BY OCCUSYSTEMS AND BUYER. As a material
        -------------------------------------------------------
inducement for Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer and OccuSystems hereby jointly and severally make the following representations and warranties as of the date hereof and as of the Effective Time, each of which is relied upon by Sellers regardless of any investigation made or information obtained by Sellers (unless and to the extent specifically and expressly waived in writing by Sellers on or before the Closing Date):

       (a) ORGANIZATION AND GOOD STANDING. Buyer and OccuSystems have been
           ------------------------------
duly organized and are validly existing and in good standing under the laws of the States of Nevada and Delaware, respectively, with all requisite power and authority to carry on their businesses as presently conducted. Buyer is a wholly-owned subsidiary of OccuSystems.

       (b) DUE AUTHORIZATION. The execution, delivery, and performance of this
           -----------------
Agreement by Buyer and OccuSystems have been duly authorized by all requisite board of director and shareholder action of Buyer and OccuSystems, and no further action is necessary to make this Agreement valid and binding upon Buyer and OccuSystems in accordance with its terms.

       (c) COMPLIANCE WITH INSTRUMENTS AND AGREEMENTS. The execution and
           ------------------------------------------
delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any breach or violation of any of the terms or provisions of, or constitute a default under, the articles or certificate of incorporation or bylaws of either Buyer or OccuSystems, any statute, order, rule, or regulation of any court or governmental agency or body having jurisdiction over Buyer or OccuSystems, or any agreement, instrument, or commitment to which Buyer or OccuSystems is a party or by which it is bound or to which any of its property is subject or may be bound.

       (d) NO CONSENT REQUIRED. Except for the registration and qualifications
           -------------------
described in the Registration Agreement, no authorization or consent of any federal or state administrative or regulatory agency or other third party is required for the execution, delivery, and performance of this Agreement by Buyer and OccuSystems or for the performance by Buyer and OccuSystems of the transactions contemplated by this Agreement.

       (e) SEC FILINGS. Buyer has previously furnished to Sellers a true and
           -----------
complete copy of OccuSystems' Annual Report on Form 10-K for the year ended December 31, 1995 and its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996, each as filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). The balance sheets included in said 10-K and 10-Q Reports (including any related notes and schedules) fairly present in all material respects the consolidated financial position of OccuSystems as of their dates, and the other financial statements included therein (including any related notes and schedules) fairly present the consolidated results of operations or other information included therein of OccuSystems for the periods or as of the dates therein set forth, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved (except, as to the interim unaudited statement included in such 10-Q Report, for normal year end adjustments and only as such principles apply to interim unaudited statements).

       (f) FORMS 8-K. OccuSystems has previously furnished to Sellers a true
           ---------
and complete copy of any Current Report on Form 8-K, including exhibits, filed by OccuSystems with the SEC in 1996.

       (g) 1934 ACT REPORTS. OccuSystems has filed all reports with the SEC
           ----------------
required to be filed with the SEC under the 1934 Act and the rules and regulations thereunder, and each such report complied in all material respects with such rules and regulations applicable thereto. All such reports required to be filed with the SEC during the 12 months preceding the date hereof have been filed by OccuSystems on a timely basis. None of the documents (as amended) referred to in Section 4.2(e) or 4.2(f) or in this Section 4.2(g) contained as of its date any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

       (h) STATUS OF OCCUSYSTEMS STOCK. Each share of OccuSystems Stock issued
           ---------------------------
to Sellers pursuant to this Agreement will be, when so issued, duly authorized, validly issued, fully paid, and nonassessable.

       (i) NO FINDERS OR BROKERS. As a result of any act or failure to act by
           ---------------------
Buyer, OccuSystems, or any of their affiliates, no person, firm, or corporation has, or as a result of the transactions contemplated hereby will have, any right, interest, or valid claim upon the Corporation or any Seller for any commission, fee, or other compensation as a finder, broker, or in any similar capacity.

       (j) INVESTMENT INTENT. Buyer acknowledges that the Shares have been
           -----------------
offered and will be sold to Buyer pursuant to an exemption from registration under the 1933 Act and all applicable state securities laws. Buyer is purchasing the Shares for investment purposes and has no present intent to distribute, resell, pledge, or otherwise dispose of any of the Shares.

       (k) FULL DISCLOSURE. None of the representations, warranties, or
           ---------------
disclosures made to Sellers by Buyer or OccuSystems herein, or in any exhibit, schedule, list, certificate, or memorandum furnished or to be furnished to Sellers by Buyer or OccuSystems in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit any material fact, the omission of which would tend to make the statements made herein or therein misleading in any material respect.

                                   ARTICLE 5
                                   ---------

                             PRE-CLOSING COVENANTS
                             ---------------------

   The parties agree that from the date hereof until the Closing Date or the termination of this Agreement:

   5.1 DUE DILIGENCE. The Corporation and Sellers will afford officers and
       -------------
authorized representatives of Buyer with reasonable access to the financial, operational, and statistical books and records of the Corporation and shall permit Buyer to conduct physical inspections of the Real Property and the Clinics at such time or times as will not disrupt customary delivery of care to patients.

   5.2 CONTINUATION OF BUSINESS. Sellers shall cause the Corporation to:
       ------------------------
(a) conduct its business only in the usual and ordinary course as it has previously been conducted, including, without limitation, its policies and practices relating to the collection of accounts receivable and the payment of Trade Accounts Payable and other liabilities, and not introduce any new methods of management, operations, or accounting, without Buyer's prior written consent (which shall not be unreasonably withheld); (b) maintain the Assets in as good working order and condition as at present, ordinary wear and tear excepted; (c) perform all material obligations under material agreements and leases relating to or affecting the Corporation; (d) keep in full force and effect present insurance policies; and (e) use its best efforts to maintain and preserve the business organizations of the Corporation intact, retain its present employees, and maintain its relationships with employees, suppliers, patients, payors, and others having business relations with the Corporation.

   5.3 TRANSACTIONS REQUIRING CONSENT. From the date hereof until the Closing
       ------------------------------
Date, without Buyer's prior written consent (which shall not be unreasonably withheld), except as required or permitted by this Agreement (including, without limitation, the exercise or surrender, as the case may be, of the Prizm Warrants, as described herein), Sellers shall not permit the Corporation to: (a) other than normal Trade Accounts Payable, prepay any debt in excess of $5,000 prior to its stated maturity (except pursuant to an existing amortization payment schedule) or enter into any contract or commitment or incur or agree to incur any debt or make any capital expenditure requiring the payment of amounts in excess of $5,000; (b) create or assume any mortgage, pledge, or other lien or encumbrance upon any of its assets, whether now owned or hereafter acquired; (c) make any loan; (d) incur any debt or other monetary obligation, other than normal Trade Accounts Payable and other than borrowings in the ordinary course of business pursuant to the Corporation's Revolving Credit Facility and Term Loan with The Chase Manhattan Bank as it exists on the date of this Agreement;
(e) amend any Contract listed in SCHEDULE 1.1(d), except changes made in the
                                 ---------------
ordinary course of business, or change any employee compensation (except normal annual salary increases implemented in accordance with past practices); (f) fail to pay any obligation in a timely manner prior to delinquency, consistent with past practices; (g) declare, set aside, or pay any dividend or distribution to its equity owners, or directly or indirectly purchase, redeem, or otherwise acquire any outstanding equity interest in the Corporation; or (h) engage in any transaction with any Sellers' Affiliate.

   5.4 PERFORMANCE COVENANT. Each of the parties hereto covenants and agrees
       --------------------
that it will take all action reasonably within its power and authority to duly and timely carry out all of its obligations hereunder, to perform and comply with all of the covenants, agreements, representations, and warranties hereunder applicable to it, and to cause all conditions applicable to it to the obligations of the other party to close the purchase and sale of the Shares pursuant hereto to be satisfied as promptly as possible. Each party will promptly notify the others in the event such party receives notice of the institution or threat to institute any action that could cause the conditions set forth in Section 6.1(b) or 6.2(b) not to be satisfied at the Closing Date.

   5.5 COSTS OF AGREEMENT. Buyer and Sellers agree to bear all of their own
       ------------------
expenses incurred in preparing or complying with this Agreement, including, without limitation, all legal, investment banker, and accounting expenses and fees. None of such expenses, nor the expenses of Chase Manhattan in connection with this Agreement, shall be an Assumed Liability or shall be charged to or paid by the Corporation, either before or after the Closing Date. Anything herein to the contrary notwithstanding, however, the fees and expenses of Chase Manhattan relating to the transactions contemplated by this Agreement and the fees and expenses of Mille Capital Corporation referred to in Section 4.1(v), subject in all respects to the provisions of Section 7.2 and Section 8.6 of this Agreement, may be paid by the Corporation on or prior to the Closing Date, and, to the extent not so paid, shall be paid by the Corporation on or after the Closing Date.

   5.6 GOVERNMENTAL APPROVALS. Sellers shall assist and cooperate with Buyer
       ----------------------
and Buyer's representatives and counsel in obtaining all governmental consents, approvals, and licenses which Buyer deems necessary or appropriate, and in the preparation of any document or other materials which may be required by any governmental agency, in connection with the transactions contemplated herein.

   5.7 NO-SHOP CLAUSE. Neither Sellers nor the Corporation shall, without the
       --------------
prior written consent of Buyer (which may be withheld by Buyer in its sole discretion), (a) offer for sale any of the Shares or the Assets (or any material portion thereof), (b) solicit offers to buy the Shares or any Assets (or any material portion thereof), (c) hold discussions with any party (other than Buyer) looking toward such an offer or solicitation or looking toward a merger or consolidation of the Corporation, or (d) enter into any letter of intent or agreement with any party (other than Buyer) with respect to the sale or other disposition of any of the Shares or the Assets (or any material portion thereof) or with respect to any merger, consolidation, or similar transaction involving the Corporation.

   5.8 AUDIT OF THE CORPORATION'S FINANCIAL STATEMENTS. Sellers acknowledge and
       -----------------------------------------------
agree that OccuSystems, through its independent accountants, Arthur Andersen, LLP, may conduct an audit of the Corporation's financial statements for one or more periods ending on or prior to the Effective Time for purposes of OccuSystems complying with its public reporting obligations under the 1933 Act and the 1934 Act and, to the extent required, for inclusion in the registration statement to be filed pursuant to the Registration Agreement. Sellers agree to cooperate and assist, and to cause the Corporation and the employees of the Corporation to cooperate and assist, in such audit in all respects reasonably requested by OccuSystems and its independent accountants, including, without limitation, making employees of the Corporation available to provide any information necessary or appropriate for such audits and signing standard management representation letters to Arthur Andersen, LLP.

   5.9 INTERIM OPERATING REPORTING. During the period from the date of this
       ---------------------------
Agreement to the Closing, Sellers shall cause the officers of the Corporation and other management personnel of the Clinics designated by Sellers (a) to confer on a regular and frequent basis with one or more representatives of Buyer to report material operational matters relating to the Clinics and to report the general status of on-going operations, (b) to notify Buyer in writing of any material adverse change in the financial position or earnings of the Corporation after the Balance Sheet Date, any unexpected emergency or other unanticipated change in the business of the Corporation, any governmental complaint, investigation or hearing, or adjudicatory proceeding (or communications indicating that the same may be contemplated), or any litigation, arbitration, or other such matter that has been filed or threatened against the Corporation,
(c) to assist Buyer in preparing for the transition in management, including, without limitation, changes in employee benefit plans, that will take place after the Closing Date, and (d) to keep Buyer fully informed of such events and permit its representatives to participate in all discussions relating thereto. Within fifteen (15) business days following any month-end which occurs on or after the date of execution of this Agreement (but only, with respect to each such month-end, if such fifteen (15) day period ends prior to the Closing Date), Sellers shall cause the Corporation to provide Buyer with an unaudited balance sheet and income statement of the Corporation which reflects its operations for such month, which interim financial statements shall be prepared in a manner consistent with the policies and practices used in the preparation of the Balance Sheet.

   5.10 REGISTRATION STATEMENT. OccuSystems shall file a registration
        ----------------------
statement with the SEC pursuant to the Registration Agreement as soon as is practicable after the date of this Agreement.

                                   ARTICLE 6
                                   ---------

                        CONDITIONS PRECEDENT TO CLOSING
                        -------------------------------

   6.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligations of Buyer
       --------------------------------------------
and OccuSystems hereunder are subject to the satisfaction, on or prior to the Closing Date, of the following conditions (unless waived by Buyer):

       (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and
           ------------------------------------------
warranties of Sellers contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date. All of the agreements of Sellers to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed in all material respects.

       (b) ACTION RESTRAINING OR AFFECTING TRANSACTION. No action or proceeding
           -------------------------------------------
before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transfer of any of the Shares, and no third party or governmental agency or body shall have taken or threatened any action with respect to this Agreement as a result of which Buyer deems it inadvisable to proceed with the transactions contemplated herein.

       (c) MATERIAL CHANGES. The Corporation shall not have suffered any
           ----------------
change, loss, or damage between the Balance Sheet Date and the Closing Date which materially and adversely affects or impairs the financial condition (including, without limitation, the working capital) of the Corporation or the operations or prospects of the Corporation.

       (d) GOVERNMENTAL PERMITS. Buyer, Sellers, and/or the Corporation, as
           --------------------
appropriate, shall have obtained all licenses, certificates, permits, and rulings of, and made all notices to, all governmental authorities that may be required in connection with the acquisition of the Shares and the continuation of the operation of the businesses of the Clinics by the Corporation following the Closing, including, without limitation, compliance with any applicable licensure, notification, and approval procedures of the state agencies that regulate the Clinics.

       (e) CONSENTS, APPROVALS, AND AUTHORIZATIONS. Sellers shall have
           ---------------------------------------
obtained all consents, approvals, and authorizations and given all notices required in connection with the transactions provided for herein, including, without limitation, all required consents from any of the Landlords and the consents and notices described in SCHEDULE 4.1(q).
                                  ---------------

       (f) LEGAL OPINION. Sellers shall have delivered to Buyer an opinion of
           -------------
Crummy, Del Deo, Dolan, Griffinger & Vecchione, counsel to the Corporation and Sellers (other than Jeffrey Kossak), dated the Closing Date, covering the matters set forth in EXHIBIT E attached hereto and, otherwise, in form and
                     ---------
substance satisfactory to Buyer and its counsel. In rendering such opinion, such counsel may rely as to factual matters upon certificates of public officials and upon certificates of officers of the Corporation.

       (g) RESIGNATION OF OFFICERS AND DIRECTORS. Each of the elected and
           -------------------------------------
acting directors and officers of the Corporation shall have submitted his or her resignation, effective as of the Effective Time.

       (h) PRIZM WARRANTS; TRANSFER OF SHARES AND BOOKS AND RECORDS. Arthur
           --------------------------------------------------------
Canario, M.D., shall have exercised his Prizm Warrants. Each Seller shall have delivered to Buyer a certificate or certificates representing such Seller's Shares, duly endorsed in blank or accompanied by appropriate stock powers endorsed in blank. Chase Manhattan shall have entered into a Warrant Surrender Agreement providing, among other things, for: (i) the surrender of the Prizm Warrants held by Chase Manhattan, and release of all obligations of the Corporation related thereto, in exchange for the payment of cash in an amount equal to the proceeds of the sale of Eighteen Thousand Nine Hundred Sixty-One (18,961) shares of the OccuSystems Stock held by the Escrow Agent pursuant to the Escrow Agreement, as and when permitted by this Agreement and the Escrow Agreement; and (ii) reasonable representations and warranties by Chase Manhattan regarding due organization, due authorization, and corporate authority. The

Corporation shall have delivered to Buyer all of the Books and Records described in Section 1.4(i) of this Agreement and shall have made available to Buyer all of the other Books and Records.

       (i) RELEASE OF LIENS. Buyer shall have received (or Sellers shall have
           ----------------
made arrangements satisfactory to Buyer to receive) properly executed documents terminating any and all Encumbrances on any of the Assets (other than Encumbrances securing any Assumed Loan or Contract that Buyer is not paying in full at the Closing).

       (j) PAYMENTS OF SELLERS' LIABILITIES TO THE CORPORATION. Any and all
           ---------------------------------------------------
payables owed by any Seller or Sellers' Affiliate to the Corporation shall have been paid in full.

       (k) LANDLORDS' AGREEMENTS. Sellers shall have used their best efforts
           ---------------------
to obtain and deliver to Buyer a duly executed Landlord's Agreement from each of the Landlords.

       (l) TAIL INSURANCE. Sellers shall have paid to Buyer an amount of cash
           --------------
equal to any amount by which the cost to Buyer of "tail" malpractice insurance coverage for any potential claims for business conducted by the Corporation and all medical practitioners who have provided services at the Clinics prior to the Closing Date (which "tail" insurance names the Corporation as an additional insured, has a term of at least four years, and has coverage limits acceptable to Buyer), exceeds Fifty Thousand Dollars ($50,000). Buyer shall have obtained such "tail" insurance coverage.

       (m) CERTIFICATE. Buyer shall have received a certificate, signed by
           -----------
each of the Sellers and dated as of the Closing Date, certifying that (i) the representations and warranties of Sellers set forth herein are true and correct as of the Closing Date, and (ii) each Seller has performed all of the obligations under this Agreement that were required to be performed prior to or at the Closing (except as performance may have been waived by Buyer prior to or at the Closing).

       (n) EMPLOYMENT AGREEMENTS. Each of the physicians listed in SCHEDULE
           ---------------------                                   --------
6.1(n) attached hereto shall have entered into a physician services agreement
------
and each of the physical therapists and management personnel listed in SCHEDULE
                                                                       --------
6.1(n) shall have entered into an employment agreement, in each case in form and
------
substance satisfactory to Buyer.

       (o) CONSENT OF LENDERS. If required to avoid a default or acceleration
           ------------------
with respect to an Assumed Loan, each Lender shall have agreed to the acquisition of the Shares by Buyer; provided, however, that prior to the Closing
                                    -----------------
Date, Buyer shall notify Sellers of which Assumed Loans Buyer intends to pay in full at the Closing, as to which Buyer shall have instead received the releases referred to in Section 6.1(i) and (if necessary) acknowledgment by the Lender that no prepayment premium or penalty will be payable in connection with Buyer's payment in full of such Assumed Loan.

       (p) TAX CLEARANCE CERTIFICATES. Sellers shall have delivered to Buyer
           --------------------------
"tax clearance certificates" (or the functional equivalent thereof) from the applicable New Jersey authorities, indicating that any and all tax obligations of the Corporation that are due and payable have been paid in full.

       (q) POOLING OF INTERESTS. OccuSystems' independent accountants, Arthur
           --------------------
Andersen, LLP, shall have rendered an opinion to OccuSystems that the transactions provided for herein will qualify for pooling of interests accounting treatment in accordance with Financial Accounting Standards Board Opinion No. 16.

       (r) ESCROW AGREEMENT. Sellers and the Escrow Agent shall have executed
           ----------------
and delivered the Escrow Agreement to Buyer.

       (s) REGISTRATION AGREEMENT. Sellers shall have executed and delivered
           ----------------------
the Registration Agreement to OccuSystems.

   6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS. The obligations of
       ----------------------------------------------
Sellers hereunder are subject to the satisfaction, on or prior to the Closing Date, of the following conditions (unless waived by Sellers):

       (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and
           ------------------------------------------
warranties of Buyer and OccuSystems contained in this Agreement shall be true in all material respects as of the Closing Date as though such representations and warranties had been made at and as of that time. All of the agreements of Buyer and OccuSystems to be performed by Buyer or OccuSystems on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects.

       (b) ACTION RESTRAINING OR AFFECTING TRANSACTION. No action or proceeding
           -------------------------------------------
before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transfer of any of the Shares, and no third party or governmental agency or body shall have taken or threatened any action with respect to this Agreement as a result of which Sellers deem it inadvisable to proceed with the transactions contemplated herein.

       (c) RECEIPT OF CONSIDERATION. Buyer shall have delivered to Sellers
           ------------------------
and deposited with the Escrow Agent the OccuSystems Stock to be delivered in accordance with Section 2.1, and Buyer and OccuSystems shall have executed and delivered the Escrow Agreement to Sellers.

       (d) LEGAL OPINION. Buyer shall have delivered to Sellers an opinion
           -------------
of Richard A. Parr II, General Counsel to Buyer and OccuSystems, dated the Closing Date, covering the matters set forth in EXHIBIT F hereto and, otherwise,
                                                ---------
in form and substance satisfactory to Sellers and Sellers' counsel. In rendering such opinion, such counsel may rely as to factual matters upon certificates of public officials and upon certificates of officers of Buyer and OccuSystems.

       (e) NASDAQ LISTING; EFFECTIVENESS OF REGISTRATION STATEMENT. The
           -------------------------------------------------------
OccuSystems Stock to be issued in connection with this Agreement shall have been listed, or approved for listing upon notification of issuance, with the Nasdaq System. The registration statement referred to in Section 5.10 of this Agreement shall have been filed with the SEC and shall have been declared effective.

       (f) REGISTRATION AGREEMENT. OccuSystems shall have executed and
           ----------------------
delivered the Registration Agreement to Sellers.

       (g) EMPLOYMENT AGREEMENTS. Buyer shall have entered into the Employment
           ---------------------
Agreements with Ardith Grandbouche, Thomas Canario, and Richard Machen; an affiliate of Buyer shall have entered into an Employment Agreement with Arthur Canario, M.D.

       (h) CERTIFICATE. Sellers shall have received a certificate, signed by
           -----------
an appropriate officer of Buyer and OccuSystems and dated as of the Closing Date, certifying that (i) the representations and warranties of OccuSystems and Buyer set forth herein are true and correct as of the Closing Date, and (ii) OccuSystems and Buyer has each performed all of its obligations under this Agreement that were required to be performed by it prior to or at the Closing Date (except as performance may have been waived by Sellers prior to or at the Closing).

       (i) PAYMENT OF ASSUMED LOANS. Buyer shall have paid and/or satisfied
           ------------------------
in full (or made other arrangements with respect thereto acceptable to Sellers) those Assumed Loans described on SCHEDULE 6.2(i) hereto, and any Encumbrance
                                 ---------------
with respect thereto shall have been released (or other arrangements with respect thereto acceptable to Sellers shall have been made).

                                   ARTICLE 7
                                  ----------

                                INDEMNIFICATION
                                ---------------

   7.1 INDEMNIFICATION BY OCCUSYSTEMS AND BUYER. Subject to the provisions of
       ----------------------------------------
Section 10.6, Buyer and OccuSystems jointly and severally covenant and agree that they will indemnify and hold Sellers and their successors and assigns and their respective affiliates and agents at all times harmless from and against any Loss (including reasonable attorneys' fees and other costs of defense) caused by or arising out of (a) any misrepresentation, breach of warranty, or breach or nonfulfillment of any covenant or agreement on the part of Buyer or OccuSystems under this Agreement, or (b) any activity of Buyer, OccuSystems, or the Corporation on or after the Effective Time.

   7.2 INDEMNIFICATION BY SELLERS. Subject to the provisions of Section 7.9 and
       --------------------------
Section 10.6, the Principal Shareholders jointly and severally covenant and agree, and the other Sellers severally covenant and agree to the extent of their respective percentage interests (in accordance with the relative percentage ownership interests of the Sellers set forth on SCHEDULE I) of any Loss (as
                                                ----------
hereinafter defined), that they will indemnify and hold Buyer and the Corporation and their successors and assigns and their respective affiliates, officers, directors, employees, stockholders, and agents at all times harmless from and against any Loss (including reasonable attorneys' fees and other costs of defense) caused by or arising out of or in connection with (a) any misrepresentation, breach of warranty, or breach or nonfulfillment of any covenant or agreement on the part of any Seller under this Agreement (including, without limitation, the covenant of the Sellers set forth in Section 8.7), (b) any Excluded Liability (as defined in Section 2.3), or (c) any liability which would have been a part of the calculation pursuant to Section 8.6, but for the fact that it was inadvertently omitted, did not arise, or did not become known to Buyer until after such calculation was made; provided, however, that with respect to the
                                 -----------------
covenants of the Sellers set forth in Section 8.7, the foregoing indemnification shall only be effective as to each of the Sellers to the extent of any Loss arising out of or in connection with such Seller's own breach of such covenants; and provided further, that Buyer and OccuSystems shall name all Sellers in any
    ----------------
action brought by Buyer or OccuSystems pursuant to this Article 7 and shall use commercially reasonable efforts to pursue each Seller with respect to such Seller's pro rata portion of any indemnifiable Loss (in accordance with the relative percentage ownership interests of the Sellers set forth on SCHEDULE I).
                                                                    ----------
As used herein, "Principal Shareholders" means Ardith Grandbouche and Arthur Canario, M.D. Any Claim hereunder must be asserted (i) with respect to clause
(a) or clause (b) of this Section 7.2, within the applicable limitation period described in Section 10.6 of this Agreement, and (ii) with respect to clause (c) of this Section 7.2, within one (1) year after the Closing Date.

   7.3 UNDISPUTED CLAIMS. A party (the "Indemnified Party") may assert a Claim
       -----------------
that it is entitled to, or may become entitled to, indemnification under this Agreement by giving notice of its Claim to the party or parties that are, or may become, required to indemnify the Indemnified Party (the "Indemnifying Party," whether one or more), providing reasonable details of the facts giving rise to the Claim and a statement of the Indemnified Party's loss, damage, or expense (including attorneys' fees and costs) incurred, suffered, or paid (collectively, the "Loss") in connection with the Claim, to the extent such Loss is then known to the Indemnified Party and, otherwise, an estimate of the amount of the Loss that it reasonably anticipates that it will incur or suffer. If the Indemnifying Party does not object to the Claim during the twenty (20) day period following the date of delivery of the Indemnified Party's notice of its Claim (the "Objection Period"), the Claim shall be considered undisputed and the Indemnified Party shall be entitled to recover the amount of its Loss. The fact that a Claim is not disputed by the Indemnifying Party shall not constitute an admission or create any inference that the asserted Claim is valid for any purpose other than the indemnity obligation of the Indemnifying Party as to such Claim pursuant to this Article 7.

   7.4 DISPUTED CLAIMS. If the Indemnifying Party gives notice to the
       ---------------
Indemnified Party within the Objection Period that the Indemnifying Party objects to the Claim, then (a) the parties shall attempt in good faith to resolve their differences during the thirty (30) day period following the date of delivery of the Indemnifying Party's notice of its objection (the "Resolution Period"), and (b) if the parties fail to resolve their disagreement during the Resolution Period, either party may unilaterally submit the disputed Claim for binding arbitration in Newark, New Jersey, in accordance with the American Arbitration Association's rules for commercial arbitration in effect at the time. The award of the arbitrator or panel of arbitrators shall include reasonable attorneys' fees to the prevailing party and may be entered in any appropriate court.

   7.5 THIRD PARTY SUITS. In the case of any Third Party Suit (including,
       -----------------
without limitation, for the purposes of this Section 7.5 those third party suits described in SCHEDULE 4.1(n)), the Indemnified Party shall control the defense
             ----------------
of the Third Party Suit, and the

Indemnifying Party may, at its own expense, participate in (but not control) the defense and employ counsel separate from the counsel employed by the Indemnified Party; provided, however, that the Indemnified Party may demand that the
       -----------------
Indemnifying Party assume control of the defense of the Third Party Suit at any time during the course of the suit. If the Indemnifying Party assumes control of the defense of a Third Party Suit, (a) the Indemnifying Party shall consult with the Indemnified Party with respect to the Third Party Suit upon the Indemnified Party's reasonable request for consultation, and (b) the Indemnified Party may, at its expense, participate in (but not control) the defense and employ counsel separate from the counsel employed by the Indemnifying Party. Regardless of whether the Indemnifying Party assumes the defense of the Third Party Suit, all parties shall cooperate in its defense.

   7.6 SETTLEMENT OR COMPROMISE. If the Indemnified Party is conducting the
       ------------------------
defense of a Third Party Suit, the Indemnified Party shall give the Indemnifying Party at least fifteen (15) days prior written notice of any proposed settlement or compromise, during which time the Indemnifying Party may assume the defense of the Third Party Suit and, if it does so (or if the Indemnifying Party has already assumed control of such Third Party Suit), the proposed settlement or compromise may not be made without the Indemnified Party's consent, which shall not be unreasonably withheld. If the Indemnifying Party does not so assume the defense of the Third Party Suit, the Indemnified Party may enter into the proposed settlement. Any settlement or compromise of any Third Party Suit by either the Indemnifying Party or the Indemnified Party entered into in compliance with this Section 7.6 shall also be binding on the other party in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of the settlement or compromise.

   7.7 FAILURE TO ACT BY INDEMNIFIED PARTY. Any failure by the Indemnified
       -----------------------------------
Party to defend a Third Party Suit shall not relieve the Indemnifying Party of its indemnification obligations if the Indemnified Party gives the Indemnifying Party at least thirty (30) days prior written notice of the Indemnified Party's intention not to defend and affords the Indemnifying Party the opportunity to assume the defense.

   7.8 INSURED CLAIMS. In case any event shall occur which would otherwise
       --------------
entitle either party to assert a Claim for indemnification hereunder, no Loss shall be deemed to have been sustained by the Indemnified Party to the extent of any proceeds received by the Indemnified Party from any insurance policies with respect thereto.

   7.9 MAXIMUM LIABILITY; THRESHOLD AMOUNT. Anything herein to the contrary
    -----------------------------------
notwithstanding: (a) the maximum aggregate liability of Sellers to Buyer pursuant to the provisions of Section 7.2 shall not exceed Eight Million Dollars ($8,000,000); (b) the maximum aggregate liability of each individual Principal Shareholder shall not exceed the greater of (i) the actual proceeds from the sale of such Seller's OccuSystems Stock, and (ii) the number of shares of such Seller's OccuSystems Stock, multiplied by Twenty-Eight Dollars ($28.00); and (c) Sellers shall have no liability to Buyer and OccuSystems pursuant to Section 7.2 with respect to any individual indemnifiable Loss in an amount less than Twenty-Five Thousand Dollars ($25,000) unless and until the aggregate amount of all indemnifiable Losses pursuant to Section 7.2 which individually total less than Twenty-Five Thousand Dollars ($25,000) exceeds Fifty Thousand Dollars ($50,000), in which event Sellers shall be liable to Buyer and OccuSystems for all such indemnifiable Losses, from and including the first dollar of such Losses, without regard to any threshold or deductible amount.

                                   ARTICLE 8
                                   ---------

                            POST-CLOSING COVENANTS
                            -----------------------

   8.1 RESTRICTIONS ON TRANSFER OF OCCUSYSTEMS STOCK. In addition to any
       ---------------------------------------------
restrictions imposed by federal and state securities laws with respect to any proposed resale of the OccuSystems Stock by any Seller, and notwithstanding the provisions of the Registration Agreement or any registration of such shares of OccuSystems Stock thereunder, each Seller hereby agrees that:

       (a) Such Seller will not offer, sell, pledge or dispose of, or otherwise reduce such Seller's risk of ownership of or investment in, any shares of OccuSystems Stock acquired pursuant to this Agreement until such time as OccuSystems has publicly released financial information (including combined sales and net income) covering at least thirty (30) days of post-Closing operations of OccuSystems; and

       (b) In the event such Seller wishes to dispose of any shares of OccuSystems Stock by gift, such Seller will obtain from the proposed recipient of the gift his or her written agreement that such recipient will comply with the requirements of this Section 8.1 and the Registration Agreement.

   8.2 TERMINATION OF THE CORPORATION'S PARTICIPATION IN THE EMPLOYEE BENEFIT
       ----------------------------------------------------------------------
PLANS. As of the Effective Time, employees of the Corporation shall cease to
-----
participate in or accrue benefits under the Employee Benefit Plans. Buyer agrees that, to the extent allowed by applicable laws and regulations, as soon as practicable following the Closing, at Buyer's expense, Buyer will take all steps and make all filings necessary or appropriate in order to terminate the participation of the employees of the Corporation in the Employee Benefit Plans, and Buyer shall take any and all action necessary to authorize and direct the administrators of the Employee Benefit Plans to take such actions; Sellers shall assist Buyer to the extent reasonably requested by Buyer. Subject to the provisions of Section 8.6, Buyer acknowledges and agrees that Buyer will assume and retain responsibility for the funding, administration, and distribution of benefits under the Employee Benefit Plans.

   8.3 BOOKS AND RECORDS; PERSONNEL. For a period of three years after the
       ----------------------------
Closing Date:

       (a) Buyer shall not dispose of or destroy any of the material Books and Records of the Corporation relating to periods prior to the Effective Time without first offering to turn over possession thereof to Sellers by written notice to Sellers at least thirty (30) days prior to the proposed date of such disposition or destruction.

       (b) Buyer shall allow Sellers and their agents access to all Books and Records during normal working hours at Buyer's principal place of business or at any location where any Books and Records are stored, and Sellers shall have the right, at their expense, to make copies of any Books and Records; provided, however, that any such access or
                                      -----------------
copying shall be had or done in such a manner so as not to interfere with the normal conduct of Buyer's and the Corporation's businesses.

   (c) Buyer shall make available to Sellers upon written notice (i) copies of any Books and Records, (ii) Buyer's and the Corporation's personnel to assist in locating and obtaining any Books and Records, and (iii) any of Buyer's or the Corporation's personnel whose assistance or participation is reasonably required by Sellers or any of their affiliates in anticipation of, or preparation for, any litigation, tax return filing, or other matter in which any Seller is involved; provided, however, that any such copying or assistance shall be had or
          --------  -------
done in such a manner so as not to interfere with the normal conduct of Buyer's and the Corporation's businesses. Sellers shall reimburse Buyer for the reasonable out-of-pocket expenses (i.e., expenses paid to third parties) incurred by Buyer or the Corporation in performing the covenants contained in this Section 8.3.

   8.4 RELEASE BY SELLERS AND SELLERS' AFFILIATES.
       ------------------------------------------

       (a) Except for liabilities and obligations to any Seller or Sellers' Affiliates expressly described in SCHEDULE 1.1(d) or SCHEDULE 2.2(d) attached
                                  ---------------    ---------------
hereto, each Seller, on behalf of itself and all Sellers' Affiliates, as of the Closing Date, hereby releases, discharges, and acquits the Corporation of and from any and all debts, liabilities, and obligations of the Corporation to such Seller or any Sellers' Affiliate, including, without limitation, all management or consulting fees, cost reimbursement obligations, and any guarantee of any obligation of or to such Seller or Sellers' Affiliate; provided, however, that
                                                       -------- -------
this Section 8.4 shall not apply to any obligation of Buyer or the Corporation expressly provided for in this Agreement; and provided further, that Jeffrey
                                              -------- -------
Kossak, as of the Closing Date, hereby releases, discharges, and acquits the Corporation of and from any and all claim, liability, or other obligation (i) that he is entitled to warrants (or any other equity interests other than the Shares held in his name) from the Corporation, and (ii) arising under that certain Settlement Agreement, dated as of February 20, 1996, among Ardith Grandbouche, Arthur Canario, Thomas Canario, Richard Machen, the Corporation, and Jeffrey Kossak. Each Seller hereby agrees that the matters released hereby are not limited to matters which are known or disclosed, and hereby waives any and all rights and benefits that such Seller or any Sellers' Affiliate now has or in the future may have conferred upon such Seller or any Sellers' Affiliate.

       (b) Effective as of the Closing Date, each of the Sellers hereby fully releases, discharges, and acquits each of the other Sellers from any and all liabilities, claims, costs, losses, and expenses, of every kind and character, known or unknown, relating to the Corporation, and/or the management of the business and affairs of the Corporation, arising prior to the Closing Date, except as relates to the indemnification obligations of Sellers to Buyer set forth in this Agreement.

   8.5 POST-CLOSING TAX FILINGS. Neither Buyer nor OccuSystems shall make any
       ------------------------
election permitted under Section 338 or Section338(h)(10) of the Internal Revenue Code of 1986, as amended, in connection with the transactions contemplated by this Agreement. The parties acknowledge that it is their intention that OccuSystems shall include in its consolidated tax returns the results of operations of the Corporation for all periods beginning on and after the Effective Time. Accordingly, the Corporation will need to file a "short period" federal income tax return for its "short period" tax year ending on the date prior to the Effective Time. Sellers agree to prepare and file the Corporation's "short period" federal income tax return and to pay any and all taxes due in connection with such "short period" return, and Ardith Grandbouche is hereby designated as the Corporation's authorized agent for the purpose of filing such return. The parties hereto agree to make any and all filings and elections necessary to accomplish the tax results described above and to cooperate in all reasonable respects with all other parties in providing all information and documents necessary for the other parties to file the tax returns and elections contemplated hereby.

   8.6 POST-CLOSING CALCULATION OF ASSUMED LIABILITIES. Within ninety (90) days
       -----------------------------------------------
after the Closing Date, Buyer shall prepare an unaudited balance sheet and any other appropriate statements necessary to establish the Assumed Liabilities as of the Effective Time, plus any amounts paid to Mille Capital Corporation or with respect to Chase Manhattan pursuant to Section 5.5 before or after the Effective Time. Buyer shall afford Sellers a reasonable opportunity to review such balance sheet and/or other appropriate statements. If such balance sheet and other appropriate statements indicate that the actual Assumed Liabilities as of the Effective Time, plus any amounts paid to Mille Capital Corporation or with respect to Chase Manhattan pursuant to Section 5.5, were greater than Seven Million Four Hundred Thousand Dollars ($7,400,000), Sellers agree that the Escrow Agent shall, pursuant to the appropriate provisions of the Escrow Agreement, transfer to OccuSystems cash (for which purpose the Escrow Agent shall be empowered, as necessary, to sell shares of the OccuSystems Stock then held in escrow) equal to the amount by which the Assumed Liabilities as of the Effective Time, plus any amounts paid to Mille Capital Corporation or with respect to Chase Manhattan pursuant to Section 5.5, were greater than Seven Million Four Hundred Thousand Dollars ($7,400,000), and the purchase price for the Shares shall be deemed adjusted accordingly; alternatively, to satisfy such obligations pursuant to this Section 8.6, Sellers, or any of them, (i) may direct that the Escrow Agent return shares of such Sellers' OccuSystems Stock held by the Escrow Agent (provided, that for such purpose Buyer and Sellers
                          --------
agree that such OccuSystems Stock shall be valued at $29.25 per share, and, provided further, that Buyer may direct that any such transferred OccuSystems
----------------
Stock be sold by the Escrow Agent and any and all proceeds therefrom delivered to Buyer), or (ii) may tender cash directly to Buyer, in which event (x) Buyer shall make no claim against the escrow to the extent of such cash, and (y) Buyer shall instruct the Escrow Agent to release to the Seller or Sellers who shall have tendered cash to Buyer as aforesaid shares of the OccuSystems Stock held by the Escrow Agent in the name of such Seller or Sellers (provided, that for such purpose Buyer and Sellers agree that such OccuSystems Stock shall be valued at $29.25 per share).

   8.7 NONCOMPETITION AND NONSOLICITATION COVENANTS OF SELLERS.
       -------------------------------------------------------

       (a) During the period beginning on the Closing Date and ending November 1, 2000 (the "Restricted Time Period"), each of the Sellers hereby jointly and severally covenants and agrees to be bound and abide by the restrictions set forth in this Section 8.7.

       (b) During the Restricted Time Period, except pursuant to an Employment Agreement with Buyer, none of the Sellers will, directly or indirectly (including financial interests held by any Sellers' Affiliate), either as an employee, employer, consultant, agent, principal, partner, stockholder (other than any shares in a mutual fund, regardless of amount, or as an owner of less than five percent (5%) of the securities of a publicly held corporation), corporate officer, director, investor or financier, or in any other individual or representative capacity, engage or participate in, or consult with, any business or practice of medicine which includes (for more than one third (1/3) of its volume within the Restricted Area (as defined below), whether measured by revenues, profits, or patient visits) the provision of, marketing of, establishing networks of providers or payors for, or otherwise promoting, occupational healthcare services or the practice of occupational medicine (i.e., employer or employer's insurance paid medical services relating to employees and having specific reference to employment related matters, including without limitation preplacement physical exams, laboratory testing, x-rays, audiometry, spirometry, electrocardiography, drug screens, work related injuries and illnesses, physical therapy and rehabilitation associated with work-related injuries, work-related independent medical evaluations, and/or consulting with employers regarding employer policies and case management) or any business or services related thereto, at any location within (i) a twenty (20) mile radius of any Clinic, or (ii) a twenty (20) mile radius of any other facility presently owned, operated, or managed by Buyer or by any affiliate of Buyer (such facilities being described in SCHEDULE 8.7(b) hereto)(such area described in (i)
                              ---------------
and (ii) immediately preceding being referred to in this Section 8.7(b) as the "Restricted Area"); provided, however, that, anything in this Section 8.7(b) to
                    --------  -------
the contrary notwithstanding, (x) Dr. Arthur Canario shall not be prohibited hereby from continuing to practice medicine with his orthopedic practice in its form as of the date hereof, and (y) Ardith Grandbouche shall not be prohibited from working in the State of New York so long as neither she nor any person or entity with which she is associated, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, investor or financier, or in any other individual or representative capacity, engages in any of the foregoing described activities at any location (except for locations in the State of New York) within the Restricted Area.

       (c) During the Restricted Time Period, none of the Sellers will, either for any Seller or for any other person, firm, corporation, or other entity, either directly or indirectly: (i) call on or solicit, or attempt to call on or solicit, any of Buyer's or any affiliate of Buyer's patients, customers or suppliers, in any manner which is competitive with Buyer's or such affiliate of Buyer's occupational medicine business or services or its provision of independent medical evaluations, as such businesses are operated from time to time in the areas identified in clauses (i) and (ii) of Section 8.7(b) above;
(ii) induce, or attempt to induce, any employee of Buyer or any affiliate of Buyer to terminate his or her employment or hire away, or attempt to hire away, any employee of Buyer or any affiliate of Buyer; (iii) induce, or attempt to induce, any supplier of services (including physician services) or resources (including investment and other financing resources) to withdraw, curtail or cancel the furnishing of supplies or services to Buyer or any affiliate of Buyer; or (iv) engage in any act or activity which would reasonably be expected to materially interfere with or harm any business relationship Buyer or any affiliate of Buyer may have with any patient, customer, employee, employer, independent contractor, principal, or supplier.

       (d) Each of the Sellers expressly acknowledges that such Seller has knowledge of certain business methods, trade secrets, and other proprietary information in connection with Sellers' and the Corporation's businesses. Each of the Sellers expressly acknowledges and agrees that the Confidential Information (as hereinafter defined) is owned by the Corporation and is now proprietary and confidential, and if any of the Confidential Information was imparted to, or became known by, any persons engaging in a business in any way competitive with that of Buyer or any affiliate of Buyer, such disclosure would result in hardship, loss, irreparable injury and damage to Buyer or such affiliate of Buyer the measurement of which would be difficult, if not impossible, to determine. Accordingly, each of the Sellers expressly agrees that Buyer has a legitimate interest in protecting the Confidential Information and its business goodwill, that it is necessary for Buyer to protect its businesses and the businesses of its affiliates from such hardship, loss, irreparable injury, and damage, that the following covenants are a reasonable means by which to accomplish those purposes and that violation of any of the protective covenants contained herein shall constitute a breach of trust and is grounds for appropriate legal action for damages, enforcement, and/or injunction. Notwithstanding the foregoing, neither this Section 8.7(d) nor
Section 8.7(e) shall apply to any information that was (i) known to the receiving party before its disclosure, (ii) is publicly available through no fault of any Seller or the party in possession of such information, or (iii) has been lawfully obtained from a third party without breach of the restrictions set forth in this Paragraph 8.7(d).

   (e) The confidential information obtained from or held by the Corporation or its predecessors (the "Confidential Information") includes, by way of illustration and not by way of limitation: (i) lists containing the names of patients, customers, employees, principals, and suppliers of the Clinics; (ii) the past, present, and prospective methods, procedures, and techniques utilized in identifying prospective referral sources, patients, customers, and suppliers and in soliciting the business thereof; (iii) the methods, procedures, and techniques used in the operation of the Corporation's businesses, including the methods, procedures, and techniques utilized in marketing, pricing, applying, and delivering occupational health products and services; and (iv) compilations of information, records, and processes which are used in the operation of the Corporation's businesses, including, without limitation, custom computer software programs.

   (f) Each of the Sellers acknowledges that the Confidential Information gives Buyer and the Corporation an advantage over its respective competitors and that the same is not available to, or known by, Buyer's or the Corporation's competitors or the general public. Each of the Sellers acknowledges that the Corporation and its predecessors have devoted, and Buyer will devote, substantial time, money, and effort in the development of the Confidential Information and in maintaining the proprietary and confidential nature thereof. Each of the Sellers agrees to use his or her best efforts and to exercise utmost diligence to protect and safeguard any of the Confidential Information that is known to such Seller or that at any time is in his or her possession. Except as required by law or a court order, each of the Sellers agrees that he or she will not disclose, disseminate, or distribute to another, or induce any other person to disclose, disseminate, or distribute, any Confidential Information, directly or indirectly, either for a Seller's own benefit or for the benefit of another, whether or not acquired, learned, obtained or developed by such Seller alone or in conjunction with others, and none of the Sellers will use or cause to be used any Confidential Information in any way except as is required in the course of such Seller's involvement with Buyer. Each of the Sellers acknowledges and agrees that all Confidential Information, whether prepared by one of the Sellers or otherwise, shall remain the exclusive property of the Corporation and Buyer.

       (g) Each covenant in this Section 8.7 shall be construed as an agreement that is independent of any other provision of this Agreement and, unless otherwise indicated herein, each such covenant shall survive the Closing of the transactions contemplated by this Agreement. The existence of any claim or cause of action of any of the Sellers against Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of each of the covenants set forth in this Section 8.7.

       (h) If any of the Sellers violates any of covenants set forth in this
Section 8.7 and Buyer or any of its affiliates brings legal action for injunctive or other relief hereunder, Buyer shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full Restricted Time Period of the protective covenants contained in this Section
8.7. Accordingly, with respect to the violating Seller, the Restricted Time Period shall have a duration equal to the time period stated in Section 8.7(a), computed from the date relief is granted, but reduced by the time between the period when the restriction began to run and the date of the first violation of the covenant by such violating Seller.

       (i) Each of the Sellers agrees that the breach or attempted breach of Sellers' obligations under this Section 8.7 would cause irreparable injury to Buyer and that any remedy at law would be inadequate. Each of the Sellers therefore agrees, in addition to any other relief, that Buyer and its affiliates will be entitled to injunctive and other equitable relief in case of any such breach or attempted breach. Each of the Sellers expressly waives any requirement that he or she could assert for the securing or posting of any bond in connection with the obtaining of such injunctive or other equitable relief.

       (j) If any of the restrictions set forth in this Section 8.7 are adjudicated by a court of competent jurisdiction to be excessively broad, said restrictions determined to be excessively broad shall be reduced to the minimum extent necessary to make such restrictions enforceable, and the restrictions shall be enforced subject to such reduction. Any provision of this Section 8.8 not so reduced shall remain in full force and effect as written.

   8.8 POST-CLOSING FINANCIAL RESULTS. As soon as reasonably practicable, Buyer
       ------------------------------
shall make public thirty (30) days of post-Closing combined financial results with respect to the Corporation and OccuSystems.

                                   ARTICLE 9
                                  ----------

                                  TERMINATION
                                  -----------

   9.1 BY MUTUAL CONSENT. This Agreement may be terminated without further
       -----------------
obligation of the parties at any time prior to Closing by mutual consent of the parties hereto.

   9.2 DAMAGES. No party shall be liable in damages to any other party as a
       -------
result of the failure to consummate the transactions contemplated by this Agreement unless such failure is caused by the material breach of such party of any of the terms of this Agreement.

   9.3 UNILATERAL TERMINATION. If, through no fault of or breach by a party
       ----------------------
hereto, the Closing is not consummated on or before December 4, 1996, this Agreement may be unilaterally terminated by written notice given by such party to the other parties.

   9.4 NONSOLICITATION BY BUYER IN THE EVENT OF TERMINATION. In the event that
       ----------------------------------------------------
this Agreement is terminated pursuant to the provisions of Section 9.1 or 9.3, during the one (1) year period following such termination: (i) Buyer will not, either for Buyer or for any other person, firm, corporation, or other entity, either directly or indirectly, induce, or attempt to induce, any employee of the Corporation to terminate his or her employment or hire away, or attempt to hire away, any employee of the Corporation; and (ii) Buyer will maintain the confidentiality of any and all information regarding the Corporation obtained from Sellers or the Corporation in connection with the transactions contemplated by this Agreement.

                                  ARTICLE 10
                                  -----------

                                 MISCELLANEOUS
                                 -------------

   10.1 CONFIDENTIALITY. Subject to Section 10.2, prior to the Closing, the
        ---------------
parties hereto shall keep confidential all information relating to the other that it obtains pursuant to this Agreement and shall use such information only for the purposes contemplated by this Agreement. In the event that this Agreement is terminated pursuant to Article 9, or otherwise, or the Closing does not occur by reason of failure of one of the conditions to the Closing, Buyer and the Corporation agree (a) to return to the other party all documents, financial statements, and other information furnished or copied in connection with the transactions contemplated by this Agreement, and (b) not to disclose without the prior written consent of the other party any information obtained with respect to the business or operations of the other party hereto or any affiliate of such party.

   10.2 PUBLICITY. Prior to Closing, no public announcement or other publicity
        ---------
regarding the transactions contemplated by this Agreement shall be made by any party without the prior written approval of all parties as to form, timing, and manner of distribution or publication. Sellers and OccuSystems shall agree on the form and content of any joint press release or other public announcement (including, for example, letters to the Corporation's employees, customers, and suppliers) which is to be released at or immediately following Closing. Nothing in this Section 10.2 or in Section 10.1 shall be considered to prohibit any party from making any disclosure required by any Law, including, without limitation, any federal or state securities law, rule, or regulation, or any court order.

   10.3 NOTICES. All notices, requests, demands, and other communications
        -------
required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when received if delivered personally, given by prepaid telegram, mailed first class, postage prepaid, registered or certified mail, delivered by Federal Express or other courier service, or sent by facsimile or other online transmission system, as follows:

    If to Buyer or OccuSystems:

    OccuSystems, Inc.
    3010 LBJ Freeway, Suite 400
    Dallas, Texas 75234
    Attention: General Counsel
    FAX No. (972) 243-7540

    If to the Corporation or any Seller (other than Jeffrey Kossak):

    Andrew Blumenthal, Esq.
    Blumenthal & Blumenthal
    250 West 57th Street
    New York, New York 10107
    FAX No. (212) 956-5463

    And:

    Paul M. Antinori, Esq.
    Crummy, Del Deo, Dolan, Griffinger & Vecchione
    One Riverfront Plaza
    Newark, New Jersey 07102-5497
    FAX No. (201) 596-0545

    If to Jeffrey Kossak:

    c/o Arlington Associates
    1370 Avenue of the Americas, Suite 3300
    New York, New York 10019

    With a copy to:

    Raymond T. Lyons, Esq.
    Connell, Foley & Geiser
    85 Livingston Avenue
    Roseland, New Jersey 07068
    FAX No. (201) 535-9217

   10.4 GOVERNING LAW; INTERPRETATION; SECTION HEADINGS. THIS AGREEMENT SHALL
        -----------------------------------------------
BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW JERSEY. The section headings contained herein are for purposes of convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way.

   10.5 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits
        ----------------
referred to herein) sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements, and understandings, whether written or oral, related to the subject matter hereof, including, without limitation, the letter of intent, dated as of September 3, between OccuSystems and the Corporation. No representation, promise, inducement, or statement of intention has been made by any party hereto which is not embodied in this Agreement, or in the Exhibits or Schedules attached hereto or the written statements, certificates, or other documents delivered pursuant hereto.

   10.6 SURVIVAL; LIMITATION ON ACTIONS. Except as otherwise expressly set
        -------------------------------
forth in this Section 10.6, all of the terms, provisions, covenants, representations, warranties, and conditions of this Agreement shall survive the Closing for a period of time equal to the lesser of (a) the applicable statute of limitations with respect to any Claim arising therefrom, or (b) four (4) years. Anything herein to the contrary notwithstanding, however: (i) the applicable statute of limitations shall be the only limitation with respect to any Claim regarding tax matters or based on fraud, (ii) subject to clause (i) immediately preceding, the representations and warranties of the Sellers set forth in Sections 4.1(f), 4.1(h), 4.1(i), 4.1(j), 4.1(k), 4.1(l), 4.1(q),
4.1(r), 4.1(s), 4.1(v), and 4.1(w) shall survive the Closing for a period of two
(2) years. All of the terms, provisions, covenants, representations, warranties, and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

   10.7 AMENDMENT; NO WAIVER. This Agreement may be amended, modified,
        --------------------
superseded, or canceled, and any of the terms, provisions, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, covenant, representation, or warranty.

   10.8 SEVERABILITY. In the event that any one or more of the provisions of
        ------------
this Agreement shall be held or otherwise found to be invalid, illegal, or unenforceable, all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

   10.9 ASSIGNMENT; NO THIRD PARTY BENEFICIARY. None of the parties hereto
        --------------------------------------
shall assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto; provided, however, and
                                             -----------------
notwithstanding the foregoing, that Buyer may (a) prior to or at the Closing assign all or any portion of Buyer's rights and obligations pursuant to this Agreement to OccuSystems or to any other wholly owned subsidiary or affiliate of

OccuSystems, and (b) after the Closing, assign any or all of its rights hereunder without any consent or approval of any other party to this Agreement; and provided, further, that any such assignment by Buyer shall not relieve Buyer of liability to Sellers hereunder. Except for any such valid assignment, this Agreement is for the sole benefit of the undersigned parties hereto and is not for the benefit of any third party.

   10.10 FURTHER ASSURANCES. Sellers shall execute and deliver such other
         ------------------
documents and instruments, and take such other actions, as Buyer may reasonably request in order more fully to vest and perfect in Buyer all right, title, and interest in and to the Shares and otherwise to effectuate the transactions contemplated by this Agreement.

   10.11 COUNTERPART AND FACSIMILE SIGNATURES. Separate copies of this
         ------------------------------------
Agreement may be signed by the parties hereto, with the same effect as though all of the parties had signed one copy of this Agreement. Signatures transmitted by facsimile shall be accepted as original signatures.

   10.12 ATTORNEYS' FEES. In any action at law or equity to enforce any
         ---------------
of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in any final judgment or decree, shall pay the successful party or parties all costs, expenses, and reasonable attorneys' fees incurred therein by such party or parties (including, without limitation, such costs, expenses, and fees on any appeal or in connection with any bankruptcy proceeding), and if the successful party recovers judgment in any such action or proceeding, such costs, expenses, and attorneys' fees shall be included in and as a part of such judgment.

   10.13 INTERPRETATION OF AGREEMENT. The parties hereto acknowledge
         ---------------------------
and agree that this Agreement has been negotiated at arm's length and between parties equally sophisticated and knowledgeable in the matters dealt with in this Agreement. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties as set forth in this Agreement.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the day and year first above written.

                              OCCUSYSTEMS, INC.




                              BY:
                                 ----------------------------------

                              NAME:
                                   --------------------------------

                              TITLE:
                                    -------------------------------



                              OCCUCENTERS, INC.



                              BY:
                                 ----------------------------------

                              NAME:
                                   --------------------------------

                              TITLE:
                                    -------------------------------



                              SELLERS:
                              -------

                              -------------------------------------
                                ARDITH GRANDBOUCHE

                              -------------------------------------
                                ARTHUR CANARIO, M.D.

                              -------------------------------------
                                THOMAS CANARIO

                              -------------------------------------
                                RICHARD MACHEN

                              -------------------------------------
                                JEFFREY KOSSAK